                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

----------------------------------------------
                                                x
In re                                           :    Case No. 02-02474
                                                :    Jointly Administered
KMART CORPORATION, et al.,                      :    Chapter 11
                   -- --
                                                :    Hon. Susan Pierson Sonderby
                           Debtors.             :
                                                :
                                                x
----------------------------------------------


                         JOINT PLAN OF REORGANIZATION OF
                      KMART CORPORATION AND ITS AFFILIATED
                        DEBTORS AND DEBTORS-IN-POSSESSION






John Wm. Butler, Jr.
J. Eric Ivester
Mark A. McDermott
Samuel S. Ory
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM (ILLINOIS)
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606-1285
(312) 407-0700

Attorneys for Debtors and Debtors-in-Possession


Dated:  January 24, 2003

                               TABLE OF CONTENTS

                                                                                                               Page

INTRODUCTION....................................................................................................A-1

ARTICLE I         DEFINITIONS, RULES OF
                  INTERPRETATION, AND COMPUTATION OF TIME.......................................................A-1
         A.       Scope of Definitions..........................................................................A-1
         B.       Definitions...................................................................................A-1
                  1.1      "Administrative Claim"...............................................................A-1
                  1.2      "Administrative Claims Bar Date".....................................................A-1
                  1.3      "ADR Procedures".....................................................................A-2
                  1.4      "Affiliate Debtors"..................................................................A-2
                  1.5      "Affiliates".........................................................................A-2
                  1.6      "Allowed Claim" or "Allowed Interest"................................................A-2
                  1.7      "Allowed . . . Claim" or "Allowed . . . Interest"....................................A-2
                  1.8      "Avoidance Claims"...................................................................A-2
                  1.9      "Ballot".............................................................................A-2
                  1.10     "Bankruptcy Code"....................................................................A-2
                  1.11     "Bankruptcy Court"...................................................................A-2
                  1.12     "Bankruptcy Rules"...................................................................A-2
                  1.13     "Bar Date"...........................................................................A-3
                  1.14     "Bar Date Orders"....................................................................A-3
                  1.15     "Big Beaver Caguas"..................................................................A-3
                  1.16     "Big Beaver Development".............................................................A-3
                  1.17     "Big Beaver Florida".................................................................A-3
                  1.18     "Big Beaver Guaynabo"................................................................A-3
                  1.19     "Bluelight"..........................................................................A-3
                  1.20     "Business Day".......................................................................A-3
                  1.21     "Cash"...............................................................................A-3
                  1.22     "Causes of Action"...................................................................A-3
                  1.23     "Certificates of Incorporation and Bylaws"...........................................A-3
                  1.24     "Chapter 11 Cases"...................................................................A-4
                  1.25     "Claim"..............................................................................A-4
                  1.26     "Claimholder"........................................................................A-4
                  1.27     "Claims Agent".......................................................................A-4
                  1.28     "Claims/Interests Objection Deadline"................................................A-4
                  1.29     "Class"..............................................................................A-4
                  1.30     "Confirmation Date"..................................................................A-4
                  1.31     "Confirmation Hearing"...............................................................A-4
                  1.32     "Confirmation Order".................................................................A-4
                  1.33     "Continuing Indemnification Rights"..................................................A-4
                  1.34     "Convenience Class Election".........................................................A-4
                  1.35     "Coolidge"...........................................................................A-4
                  1.36     "Creditor Shares"....................................................................A-4
                  1.37     "Creditors' Committees"..............................................................A-5
                  1.38     "Cure"...............................................................................A-5

                  1.39     "Debtor" or "Debtors"................................................................A-5
                  1.40     "DIP Agent"..........................................................................A-5
                  1.41     "DIP Credit Agreement"...............................................................A-5
                  1.42     "DIP Facility".......................................................................A-5
                  1.43     "DIP Facility Claim".................................................................A-5
                  1.44     "DIP Facility Order".................................................................A-5
                  1.45     "DIP Lenders"........................................................................A-5
                  1.46     "Disallowed Claim" or "Disallowed Interest"..........................................A-5
                  1.47     "Disbursing Agent"...................................................................A-6
                  1.48     "Disclosure Statement"...............................................................A-6
                  1.49     "Disputed Claim" or "Disputed Interest"..............................................A-6
                  1.50     "Distribution Date"..................................................................A-6
                  1.51     "Distribution Reserve"...............................................................A-6
                  1.52     "Effective Date".....................................................................A-6
                  1.53     "Employee-Related Agreements"........................................................A-6
                  1.54     "Equity Committee"...................................................................A-6
                  1.55     "Estates"............................................................................A-7
                  1.56     "Exchange Act".......................................................................A-7
                  1.57     "Exhibit"............................................................................A-7
                  1.58     "Exhibit Filing Date"................................................................A-7
                  1.59     "Existing Common Stock"..............................................................A-7
                  1.60     "Existing Securities"................................................................A-7
                  1.61     "Exit Financing Facility"............................................................A-7
                  1.62     "Face Amount"........................................................................A-7
                  1.63     "Final Order"........................................................................A-7
                  1.64     "Financial Institutions' Committee"..................................................A-7
                  1.65     "General Unsecured Convenience Claim"................................................A-7
                  1.66     "Holdback Amount"....................................................................A-8
                  1.67     "Holdback Escrow Account"............................................................A-8
                  1.68     "Impaired"...........................................................................A-8
                  1.69     "Indemnification Rights".............................................................A-8
                  1.70     "Indemnitee".........................................................................A-8
                  1.71     "Insurance Coverage".................................................................A-8
                  1.72     "Insured Claim"......................................................................A-8
                  1.73     "Intercompany Claim".................................................................A-8
                  1.74     "Intercompany Executory Contract"....................................................A-8
                  1.75     "Intercompany Unexpired Lease".......................................................A-8
                  1.76     "Interest"...........................................................................A-8
                  1.77     "Interestholder".....................................................................A-9
                  1.78     "Investment Agreement"...............................................................A-9
                  1.79     "Key Ordinary Course Professional"...................................................A-9
                  1.80     "Key Ordinary Course Professional Claim".............................................A-9
                  1.81     "Kmart"..............................................................................A-9
                  1.82     "Kmart Amsterdam"....................................................................A-9
                  1.83     "Kmart Financing"....................................................................A-9
                  1.84     "Kmart Holdings".....................................................................A-9
                  1.85     "Kmart-IN"...........................................................................A-9

                  1.86     "Kmart-MI"...........................................................................A-9
                  1.87     "Kmart-MPS"..........................................................................A-9
                  1.88     "Kmart-NC"...........................................................................A-9
                  1.89     "Kmart-PA"...........................................................................A-9
                  1.90     "Kmart-TX"..........................................................................A-10
                  1.91     "Kmart Creditor Trust"..............................................................A-10
                  1.92     "Management Compensation Plan"......................................................A-10
                  1.93     "New Holding Company"...............................................................A-10
                  1.94     "New Holding Company Common Stock"..................................................A-10
                  1.95     "New Holding Company Preferred Stock"...............................................A-10
                  1.96     "New Operating Company".............................................................A-10
                  1.97     "New Operating Company Common Stock"................................................A-10
                  1.98     "Non-Lender Claims".................................................................A-10
                  1.99     "Ordinary Course Professional Order"................................................A-10
                  1.100    "Other Executory Contract or Unexpired Lease".......................................A-10
                  1.101    "Other Priority Claim"..............................................................A-11
                  1.102    "Other Unsecured Claim".............................................................A-11
                  1.103    "Other Unsecured Claim Cash Payment Amount".........................................A-11
                  1.104    "Other Unsecured Claim Senior Note".................................................A-11
                  1.105    "Other Unsecured Claim Election"....................................................A-11
                  1.106    "Other Unsecured Claim Estimation Procedure"........................................A-11
                  1.107    "PBGC"..............................................................................A-11
                  1.108    "PBGC Claims".......................................................................A-11
                  1.109    "Periodic Distribution Date"........................................................A-11
                  1.110    "Person"............................................................................A-11
                  1.111    "Petition Date".....................................................................A-12
                  1.112    "Plan"..............................................................................A-12
                  1.113    "Post-Confirmation Committee".......................................................A-12
                  1.114    "Plan Investors"....................................................................A-12
                  1.115    "Plan Investor Claim"...............................................................A-12
                  1.116    "Prepetition Agent" ................................................................A-12
                  1.117    "Prepetition Credit Agreements".....................................................A-12
                  1.118    "Prepetition Lender Claims".........................................................A-12
                  1.119    "Prepetition Lenders"...............................................................A-12
                  1.120    "Prepetition Note Claims"...........................................................A-12
                  1.121    "Prepetition Notes".................................................................A-12
                  1.122    "Priority Tax Claim"................................................................A-13
                  1.123    "Pro Rata"..........................................................................A-13
                  1.124    "Professional"......................................................................A-13
                  1.125    "Professional Claim"................................................................A-13
                  1.126    "Professional Fee Order"............................................................A-13
                  1.127    "Qualifying Real Estate"............................................................A-14
                  1.128    "Record Date".......................................................................A-14
                  1.129    "Registration Rights Agreement".....................................................A-14
                  1.130    "Reinstated" or "Reinstatement".....................................................A-14
                  1.131    "Released Parties"..................................................................A-14
                  1.132    "Reorganized Debtor" or "Reorganized Debtors".......................................A-14

                  1.133    "Reorganized . . . "................................................................A-14
                  1.134    "Responsible Officer"...............................................................A-15
                  1.135    "Restructuring Debtors".............................................................A-15
                  1.136    "Restructuring Transaction(s)"......................................................A-15
                  1.137    "Restructuring Transactions Notice".................................................A-15
                  1.138    "Retained Actions"..................................................................A-15
                  1.139    "Scheduled".........................................................................A-15
                  1.140    "Schedules".........................................................................A-15
                  1.141    "Secured Claim".....................................................................A-15
                  1.142    "Securities Act"....................................................................A-16
                  1.143    "Securities Action".................................................................A-16
                  1.144    "Security"..........................................................................A-16
                  1.145    "Servicer"..........................................................................A-16
                  1.146    "SFPR"..............................................................................A-16
                  1.147    "Statutory Committees"..............................................................A-16
                  1.148    "Subordinated Securities Claim".....................................................A-16
                  1.150    "Trade Vendor/Lease Rejection Claim"................................................A-16
                  1.151    "Trade Vendors Collateral Agent"....................................................A-16
                  1.152    "Trade Vendors' Lien................................................................A-16
                  1.153    "Trust Advisory Board"..............................................................A-16
                  1.154    "Trust Agreement"...................................................................A-17
                  1.155    "Trust Assets"......................................................................A-17
                  1.156    "Trust Claims"......................................................................A-17
                  1.157    "Trust Preferred Obligations".......................................................A-17
                  1.158    "Trust Recoveries"..................................................................A-17
                  1.159    "Trust Preferred Securities"........................................................A-17
                  1.160    "Trustee"...........................................................................A-17
                  1.161    "Unimpaired"........................................................................A-17
                  1.162    "Unsecured Creditors' Committee"....................................................A-17
                  1.163    "Voting Deadline"...................................................................A-17
         C.       Rules of Interpretation......................................................................A-17
         D.       Computation of Time..........................................................................A-18
         E.       References to Monetary Figures...............................................................A-18
         F.       Exhibits.....................................................................................A-18

ARTICLE II        ADMINISTRATIVE EXPENSES
                  AND PRIORITY TAX CLAIMS......................................................................A-18
                  2.1      Administrative Claims...............................................................A-18
                  2.2      Priority Tax Claims.................................................................A-19

ARTICLE III       CLASSIFICATION OF CLAIMS AND INTERESTS.......................................................A-19
                  3.1      Class 1.............................................................................A-20
                  3.2      Class 2.............................................................................A-20
                  3.3      Class 3.............................................................................A-20
                  3.4      Class 4.............................................................................A-20
                  3.5      Class 5.............................................................................A-20
                  3.6      Class 6.............................................................................A-20

                  3.7      Class 7.............................................................................A-20
                  3.8      Class 8.............................................................................A-20
                  3.9      Class 9.............................................................................A-20
                  3.10     Class 10............................................................................A-20
                  3.11     Class 11............................................................................A-20
                  3.12     Class 12............................................................................A-20

ARTICLE IV        IDENTIFICATION OF CLASSES OF CLAIMS
                  AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN............................................A-21
                  4.1      Classes of Claims That Are Unimpaired...............................................A-21
                  4.2      Impaired Classes of Claims and Interests............................................A-21

ARTICLE V         PROVISIONS FOR TREATMENT
                  OF CLAIMS AND INTERESTS......................................................................A-21
                  5.1      Class 1 (Secured Claims)............................................................A-21
                  5.2      Class 2 (Other Priority Claims).....................................................A-22
                  5.3      Class 3 (PBGC Claims).  ............................................................A-22
                  5.4      Class 4 (Prepetition Lender Claims). ...............................................A-22
                  5.5      Class 5 (Prepetition Note Claims). .................................................A-22
                  5.6      Class 6 (Trade Vendor/Lease Rejection Claims).......................................A-23
                  5.7      Class 7 (Other Unsecured Claims)....................................................A-24
                  5.8      Class 8 (General Unsecured Convenience Claims)......................................A-24
                  5.9      Class 9 (Trust Preferred Obligations)...............................................A-24
                  5.10     Class 10 (Intercompany Claims)......................................................A-25
                  5.11     Class 11 (Subordinated Securities Claims)...........................................A-25
                  5.12     Class 12 (Interests)................................................................A-26

ARTICLE VI        ACCEPTANCE OR REJECTION OF THE PLAN;
                  EFFECT OF REJECTION BY ONE OR MORE
                  IMPAIRED CLASSES OF CLAIMS OR INTERESTS......................................................A-26
                  6.1      Impaired Classes of Claims Entitled to Vote.........................................A-26
                  6.2      Classes Deemed to Accept the Plan...................................................A-26
                  6.3      Acceptance by Impaired Class........................................................A-26
                  6.4      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.....................A-26

ARTICLE VII       MEANS FOR IMPLEMENTATION OF THE PLAN.........................................................A-27
                  7.1      Continued Corporate Existence.......................................................A-27
                  7.2      Substantive Consolidation...........................................................A-27
                  7.3      Restructuring Transactions..........................................................A-28
                  7.4      Certificates of Incorporation and Bylaws............................................A-28
                  7.5      Directors and Officers of New Holding Company.......................................A-29
                  7.6      Directors and Officers of Affiliate Debtors.........................................A-30
                  7.7      Employment, Retirement, Indemnification and Other Agreements and Incentive
                           Compensation Programs...............................................................A-30
                  7.8      Issuance of New Holding Company Stock...............................................A-30
                  7.9      Reinstatement of Common Stock of Affiliate Debtors..................................A-31
                  7.10     Cancellation of Existing Securities and Agreements..................................A-31

                  7.11     Plan Investor Contribution..........................................................A-32
                  7.12     Post-Effective Date Financing.......................................................A-32
                  7.13     Trade Vendors' Lien Program.........................................................A-32
                  7.14     Preservation of Causes of Action....................................................A-33
                  7.15     Exclusivity Period..................................................................A-33
                  7.16     Corporate Action....................................................................A-33
                  7.17     Effectuating Documents; Further Transactions........................................A-33
                  7.18     Exemption From Certain Transfer Taxes and Recording Fees............................A-33

ARTICLE VIII      UNEXPIRED LEASES AND EXECUTORY CONTRACTS.....................................................A-34
                  8.1      Assumed Contracts and Leases........................................................A-34
                  8.2      Rejected Contracts and Leases.......................................................A-35
                  8.3      Payments Related to Assumption of Executory Contracts and Unexpired Leases..........A-36
                  8.4      Rejection Damages Bar Date..........................................................A-36

ARTICLE IX        PROVISIONS GOVERNING DISTRIBUTIONS...........................................................A-36
                  9.1      Time of Distributions...............................................................A-36
                  9.2      No Interest on Claims or Interests..................................................A-36
                  9.3      Disbursing Agent....................................................................A-36
                  9.4      Surrender of Securities or Instruments..............................................A-37
                  9.5      Services of Indenture Trustees, Agents and Servicers................................A-37
                  9.6      Claims Administration Responsibility................................................A-37
                  9.7      Delivery of Distributions...........................................................A-38
                  9.8      Procedures for Treating and Resolving Disputed and Contingent Claims................A-38
                  9.9      Fractional Securities; Fractional Dollars...........................................A-40

ARTICLE X         ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS.......................................A-40
                  10.1     DIP Facility Claim/Plan Investor Claim..............................................A-40
                  10.2     Professional Claims.................................................................A-40
                  10.3     Substantial Contribution Compensation and Expenses Bar Date.........................A-41
                  10.4     Other Administrative Claims.........................................................A-41

ARTICLE XI        KMART CREDITOR TRUST.........................................................................A-42
                  11.1     Appointment of Trustee..............................................................A-42
                  11.2     Transfer of Trust Assets to the Kmart Creditor Trust................................A-42
                  11.3     The Kmart Creditor Trust............................................................A-42
                  11.4     The Trust Advisory Board............................................................A-44
                  11.5     Distributions of Trust Assets.......................................................A-45

ARTICLE XII       EFFECT OF THE PLAN ON CLAIMS AND INTERESTS...................................................A-45
                  12.1     Revesting of Assets.................................................................A-45
                  12.2     Discharge of the Debtors............................................................A-46
                  12.3     Compromises and Settlements.........................................................A-46
                  12.4     Release by Debtors of Certain Parties...............................................A-46
                  12.5     Release by Holders of Claims and Interests..........................................A-46
                  12.6     Setoffs.............................................................................A-47
                  12.7     Subordination Rights................................................................A-47

                  12.8     Exculpation and Limitation of Liability.............................................A-47
                  12.9     Indemnification Obligations.........................................................A-48
                  12.10    Limitation on Releases/Exculpation..................................................A-48
                  12.11    Injunction..........................................................................A-48

ARTICLE XIII      CONDITIONS PRECEDENT.........................................................................A-49
                  13.1     Conditions to Confirmation..........................................................A-49
                  13.2     Conditions to the Effective Date....................................................A-49
                  13.3     Waiver of Conditions to Confirmation or Consummation................................A-50

ARTICLE XIV       RETENTION OF JURISDICTION....................................................................A-50

ARTICLE XV        MISCELLANEOUS PROVISIONS.....................................................................A-52
                  15.1     Binding Effect......................................................................A-52
                  15.2     Modification and Amendments.........................................................A-52
                  15.3     Withholding and Reporting Requirements..............................................A-52
                  15.4     Committees/Responsible Officer/Qualifying Real Estate...............................A-52
                  15.5     Post-Confirmation Committee.........................................................A-52
                  15.6     Revocation, Withdrawal or Non-Consummation..........................................A-53
                  15.7     Notices.............................................................................A-53
                  15.8     Term of Injunctions or Stays........................................................A-54
                  15.9     Governing Law.......................................................................A-54
                  15.10    No Waiver or Estoppel...............................................................A-54
                  15.11    Conflicts...........................................................................A-55

                                                     EXHIBITS

Exhibit A                 --        Form of Certificate of Incorporation and
                                    By-Laws of New Holding Company

Exhibit B                 --        Form of Certificate of Incorporation and
                                    By-Laws of New Operating Company

Exhibit C                 --        Form of Certificate of Incorporation and
                                    By-Laws of Other Reorganized Debtors

Exhibit D-1               --        Exit Financing Facility Commitment Letter

Exhibit D-2               --        Exit Financing Facility Agreement

Exhibit E                 --        Investment Agreement

Exhibit F                 --        Summary of Management Compensation Plan

Exhibit G                 --        Form of Registration Rights Agreement

Exhibit H                 --        Restructuring Transaction Notice

Exhibit I                 --        Corporate Structure of Reorganized Debtors

Exhibit J                 --        List of Retained Actions

Exhibit K                 --        Post-Effective Date Trade Vendors' Lien
                                    Program Documents

Exhibit L                 --        Form of Kmart Creditor Trust Agreement

Exhibit M-1               --        List of Assumed Intercompany Executory
                                    Contracts and Intercompany Unexpired Leases

Exhibit M-2               --        List of Employee-Related Agreements

Exhibit M-2               --        List of Other Executory Contracts and
                                    Unexpired Leases

Exhibit N                 --        Administrative Claim Request Form

Exhibit O                 --        Other Unsecured Claim Senior Note

                                  INTRODUCTION

                  Kmart Corporation and certain of its direct and indirect subsidiaries, as debtors and debtors-in-possession in the above-captioned jointly administered Chapter 11 Cases, hereby propose the following Joint Plan of Reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.B. of this Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

                  The direct and indirect subsidiaries of Kmart incorporated outside of the United States have not commenced cases under Chapter 11 of the Bankruptcy Code. These subsidiaries continue to operate their businesses outside of bankruptcy.

                  This Plan contemplates the reorganization of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to sections 1121(a) and 1123 of the Bankruptcy Code. Under the Plan, holders of Prepetition Lender Claims are entitled to receive certain New Holding Company Common Stock on account of their Claims. However, the Reorganized Debtors shall purchase such Stock from such holders for an amount equal to forty percent (40%) of the principal amount of the Prepetition Lender Claims utilizing cash to be contributed by two Plan Investors. The Plan Investors shall receive such Stock in exchange for their cash investment.

                  As a general matter, most other obligations owed to other unsecured creditors of the Debtors, including holders of Prepetition Note Claims and Trade Vendor/Lease Rejection Claims, will be converted into New Holding Company Common Stock in exchange for their Claims against the Debtors. Existing holders of Kmart equity interests will not receive any distribution of New Holding Company Common Stock on account of their existing equity interests in Kmart. However, subject to the terms and conditions hereof, such holders are entitled to receive a distribution of a portion of the Trust Recoveries, if any, on account of the Trust Claims under the Plan. Similarly, holders of certain Trust Preferred Obligations also are entitled to share in a portion of such Trust Recoveries, if any.

         This Plan provides for the substantive consolidation of the Estates, but only for purposes of effectuating the settlements contemplated by, and making distributions to holders of Claims under, this Plan, and not for voting purposes. For such limited purposes, on the Effective Date, (a) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and
(c) each Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors.

         Except as set forth in this Article, such substantive consolidation will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (b) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest will not be affected by such substantive consolidation, (c) except as otherwise stated in this Plan, affect

Intercompany Claims of Debtors against Debtors, and (d) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan. Notwithstanding anything herein to the contrary, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to substantively consolidate the Estates for additional purposes, including for voting purposes, provided, however, that nothing herein shall impair the Plan Investors' rights under the Investment Agreement. Should the Debtors make such election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan.

                  A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases. The jurisdiction of incorporation or formation of each Debtor is also designated.

                                     DEBTORS

-  Kmart Corporation (Michigan), 02-02474
   ("Kmart")
-  Kmart Corporation of Illinois, Inc. (Illinois),
   02-02462 ("KM-IL")
-  Kmart of Indiana (Indiana), 02-02463 ("KM-IN")
-  Kmart of Pennsylvania LP (Pennsylvania),
   02-02464 ("KM-PA")
-  Kmart of North Carolina LLC (North Carolina),
   02-02465 ("KM-NC")
-  Kmart of Texas LP (Texas), 02-02466 ("KM-TX")
-  Bluelight.com LLC (Delaware), 02-02467
   ("Bluelight")
-  Big Beaver of Florida Development, LLC
   (Florida), 02-02468 ("Big Beaver Florida")
-  The Coolidge Group, n/k/a, TC Group I LLC
   (Michigan),  02-02469 ("Coolidge")
-  Kmart Michigan Property Services, L.L.C.
   (Michigan), 02-02470 ("KM-MPS")
-  Kmart Financing I (Delaware), 02-02471 ("Kmart
   Financing")
-  Troy CMBS Property, L.L.C. (Delaware),
   02-02472 ("Troy CMBS")
-  Big Beaver Development Corporation (Michigan),
   02-02473 ("Big Beaver Development")
-  Big Beaver of Guaynabo Development Corporation
   (Michigan), 02-02475 ("Big Beaver Guaynabo")
-  Big Beaver of Caguas Development Corporation
   (Michigan),  02-02476 ("Big Beaver Caguas")
-  Bluelight.com, Inc. (Delaware), 02-02477
   ("Bluelight, Inc.")
-  Kmart Holdings, Inc. (Delaware), 02-02478
   ("Kmart Holdings")
-  Kmart of Amsterdam, NY Distribution Center, Inc.
   (Michigan), 02-02479 ("Kmart Amsterdam")
-  Kmart Stores of Indiana, Inc., f/k/a Kmart Logistics
   Services, Inc. (Michigan), 02-02480 ("Kmart
   Stores")
-  Kmart of Michigan, Inc. (Michigan), 02-02481
   ("KM-MI")
-  Kmart Stores of TCNP, Inc., f/k/a/ Kmart Trading
   Services, Inc. (Michigan), 02-02482 ("TNCP")
-  Kmart Overseas Corporation (Nevada), 02-02483
   ("Overseas")
-  JAF, Inc. (Delaware), 02-02484 ("JAF")
-  VTA, Inc. (Delaware), 02-02485 ("VTA")
-  Big Beaver of Caguas Development Corporation II
   (Michigan), 02-02486 ("Big Beaver Caguas II")
-  Big Beaver of Carolina Development Corporation
   (Michigan), 02-02487 ("Big Beaver Carolina")
-  Kmart Pharmacies, Inc. (Michigan), 02-02488
   ("Michigan Pharmacies")
-  Builders Square, Inc. (Delaware), 02-02489
   ("Builders Square")
-  Kmart International Services, Inc. (Delaware),
   02-02490 ("KM International")
-  Sourcing & Technical Services Inc. (Florida),
   02-02491 ("Sourcing & Technical")
-  Kmart Pharmacies of Minnesota, Inc. (Minnesota),
   02-02492 ("Minnesota Pharmacies")
-  STI Merchandising, Inc. (Michigan), 02-02493
   ("STI")
-  Kmart CMBS Financing, Inc. (Delaware),
   02-02494 ("Kmart CMBS")
-  S.F.P.R., Inc. (Puerto Rico), 02-02499 ("SFPR")
-  PMB, Inc. (Texas), 02-02496 ("PMB")
-  ILJ, Inc. (Arkansas), 02-02497 ("ILJ")
-  KBL Holding Inc. (Delaware), 02-02498 ("KBL")
-  KLC, Inc. (Texas), 02-02495 ("KLC")

                  Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a Claimholder or Interestholder until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders and Interestholders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on February __, 2003, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of this Plan, and certain related matters including, among other things, the securities to be issued under this Plan. ALL CLAIMHOLDERS AND INTERESTHOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

         Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to this Plan's substantial consummation.


                                    ARTICLE I

                              DEFINITIONS, RULES OF
                     INTERPRETATION, AND COMPUTATION OF TIME

A.       SCOPE OF DEFINITIONS

                  For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B. of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B.       DEFINITIONS

                  1.1 "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, Key Ordinary Course Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

                  1.2 "ADMINISTRATIVE CLAIMS BAR DATE" means the deadline for filing proofs or requests for payment of Administrative Claims, which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court and except with respect to Professional Claims and Key Ordinary Course Professional Claims, which shall be subject to the provisions of Section
10.2 hereof.

                  1.3 "ADR PROCEDURES" means any alternative dispute resolution procedure approved by the Bankruptcy Court or as may be set forth in an Exhibit to this Plan.

                  1.4 "AFFILIATE DEBTORS" means all of the Debtors other than Kmart.

                  1.5 "AFFILIATES" has the meaning given such term by section 101(2) of the Bankruptcy Code.

                  1.6 "ALLOWED CLAIM" OR "ALLOWED INTEREST" means a Claim or any portion thereof, or an Interest or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim or Interest agree may adjudicate such Claim or Interest and objections thereto), or (b) as to which, on or by the Effective Date, (i) no proof of claim or interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim or interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

                  1.7 "ALLOWED . . . CLAIM" OR "ALLOWED . . . INTEREST" means an Allowed Claim or an Allowed Interest in the specified Class.

                  1.8 "AVOIDANCE CLAIMS" means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548 through 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Avoidance Claims.

                  1.9 "BALLOT" means each of the ballot forms that are distributed with the Disclosure Statement to Claimholders and Interestholders included in Classes that are Impaired under this Plan and entitled to vote under
Article VI of this Plan to accept or reject this Plan.

                  1.10 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C.ss.ss.101-1330, as in effect on the date hereof.

                  1.11 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) or such other court as may have jurisdiction over the Chapter 11 Cases.

                  1.12 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  1.13 "BAR DATE" means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of claim or interest in the Chapter 11 Cases. For prepetition Claims and Interests, the Bar Date was July 31, 2002, except that the Bar Date with respect to certain personal injury and related claims was January 22, 2003.

                  1.14 "BAR DATE ORDERS" means the order entered by the Bankruptcy Court on March 26, 2002, which established the July 31, 2002 Bar Date and the order entered by the Bankruptcy Court on December 19, 2002, which established the January 22, 2003 supplemental Bar Date.

                  1.15 "BIG BEAVER CAGUAS" means Big Beaver of Caguas Development Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02476 pending in the Bankruptcy Court.

                  1.16 "BIG BEAVER DEVELOPMENT" means Big Beaver Development Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02473 pending in the Bankruptcy Court.

                  1.17 "BIG BEAVER FLORIDA" means Big Beaver of Florida Development, LLC, a Florida limited liability company, debtor-in-possession in Case No. 02-02468 pending in the Bankruptcy Court.

                  1.18 "BIG BEAVER GUAYNABO" means Big Beaver of Guaynabo Development Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02475 pending in the Bankruptcy Court.

                  1.19 "BLUELIGHT" means Bluelight.com, LLC, a Delaware limited liability company, debtor-in-possession in Case No. 02-02467 pending in the Bankruptcy Court.

                  1.20 "BUSINESS DAY" means any day, excluding Saturdays, Sundays and "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

                  1.21 "CASH" means legal tender of the United States of America and equivalents thereof.

                  1.22 "CAUSES OF ACTION" means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including Avoidance Claims and Trust Claims, unless otherwise waived or released by the Debtors or the Reorganized Debtors.

                  1.23 "CERTIFICATES OF INCORPORATION AND BYLAWS" means the Certificates of Incorporation and Bylaws of New Holding Company, New Operating Company, and the other Reorganized Debtors, in substantially the forms attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively, which Certificates of Incorporation and Bylaws shall be in a form reasonably acceptable to the Plan Investors and the Creditors' Committees.

                  1.24 "CHAPTER 11 CASES" means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 02-02474, and the phrase "Chapter 11 Case" when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

                  1.25 "CLAIM" means a claim against one of the Debtors (or all or some of them) whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

                  1.26 "CLAIMHOLDER" means a holder of a Claim.

                  1.27 "CLAIMS AGENT" means Trumbull Bankruptcy Services, P.O. Box 426, Windsor, Connecticut 06095, Attn: Kmart Balloting Center.

                  1.28 "CLAIMS/INTERESTS OBJECTION DEADLINE" means that day which is 180 days after the Effective Date (unless such day is not a Business Day, in which case such deadline shall be the next Business Day thereafter), as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties-in-interest.

                  1.29 "CLASS" means a category of Claimholders or Interestholders described in Article III of this Plan.

                  1.30 "CONFIRMATION DATE" means the date of entry of the Confirmation Order.

                  1.31 "CONFIRMATION HEARING" means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  1.32 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming this Plan.

                  1.33 "CONTINUING INDEMNIFICATION RIGHTS" shall have the meaning ascribed to it in Section 12.9 hereof.

                  1.34 "CONVENIENCE CLASS ELECTION" means an election by a holder of a Trade Vendor/Lease Rejection Claim or Other Unsecured Claim on its Ballot to be treated as a General Unsecured Convenience Claim.

                  1.35 "COOLIDGE" means The Coolidge Group, n/k/a TC Group I, LLC, a Michigan limited liability company, debtor-in-possession in Case No. 02-02469 pending in the Bankruptcy Court.

                  1.36 "CREDITOR SHARES" means those shares of New Holding Company Common Stock to be distributed to holders of Allowed Prepetition Note Claims, Allowed Trade Vendor/Lease Rejection Claims, and holders of Other Unsecured Claims who have made the Other Unsecured Claim Election, in the total aggregate amount of (i) one-hundred million (100,000,000) shares of such New Holding Company Common Stock minus (ii) a number determined by dividing (a) the total Cash paid or, in the case of the Plan Investors, deemed paid, on account of Prepetition Lender Claims under the Plan by (b) ten.

                  1.37 "CREDITORS' COMMITTEES" means, collectively, the Unsecured Creditors' Committee and the Financial Institutions' Committee appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.38 "CURE" means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

                  1.39 "DEBTOR" OR "DEBTORS" means, individually, any of Kmart or the Affiliate Debtors and, collectively, all of Kmart and the Affiliate Debtors.

                  1.40 "DIP AGENT" means the administrative agent for the DIP Lenders as defined in the DIP Credit Agreement.

                  1.41 "DIP CREDIT AGREEMENT" means that certain Revolving Credit and Guaranty Agreement, dated as of January 23, 2002 as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith, among the Debtors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility.

                  1.42 "DIP FACILITY" means the debtor in possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.

                  1.43 "DIP FACILITY CLAIM" means all Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP Facility, including, without limitation, principal and interest on the DIP Facility, plus all fees and expenses (including professional fees and expenses) arising under the DIP Facility.

                  1.44 "DIP FACILITY ORDER" means, collectively, (i) the interim order that was approved by the Bankruptcy Court from the bench on January 25, 2002 and entered by the Bankruptcy Court on January 25, 2002, (ii) the final order that was approved by the Bankruptcy Court from the bench on March 6, 2002 and entered by the Bankruptcy Court on March 6, 2002, authorizing and approving the DIP Facility and the agreements related thereto, and (iii) any and all orders entered by the Bankruptcy Court authorizing and approving amendments to the DIP Credit Agreement.

                  1.45 "DIP LENDERS" means the lenders from time to time party to the DIP Credit Agreement.

                  1.46 "DISALLOWED CLAIM" OR "DISALLOWED INTEREST" means a Claim or any portion thereof, or an Interest or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim or interest bar date has been set but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

                  1.47 "DISBURSING AGENT" means New Holding Company or New Operating Company, or any Person designated by them, in their sole discretion, to serve as a disbursing agent under Section 9.3 of this Plan.

                  1.48 "DISCLOSURE STATEMENT" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

                  1.49 "DISPUTED CLAIM" OR "DISPUTED INTEREST" means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, or an Allowed Interest or a Disallowed Interest, as the case may be, and includes, without limitation, Claims or Interests that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or have been Scheduled as unknown, contingent, unliquidated or disputed, whether or not such Claims or Interests are the subject of a proof of claim or proof of interest in the Bankruptcy Court, (b) are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.50 "DISTRIBUTION DATE" means the date, selected by the Debtors or Reorganized Debtors, occurring as soon as practicable after the Administrative Claims Bar Date (unless determined by the Reorganized Debtors, in their sole discretion, that an earlier date may be used), upon which distributions to holders of Allowed Claims and Allowed Interests entitled to receive distributions under this Plan shall commence.

                  1.51 "DISTRIBUTION RESERVE" means the New Holding Company Common Stock for distribution to Claimholders in the Debtors' Chapter 11 Cases to be reserved pending allowance of Disputed Claims in accordance with Section
9.8 of this Plan.

                  1.52 "EFFECTIVE DATE" means the Business Day determined by the Debtors on which all conditions to the consummation of this Plan set forth in
Section 13.2 of this Plan have been either satisfied or waived as provided in
Section 13.3 of this Plan and is the day upon which this Plan is substantially consummated.

                  1.53 "EMPLOYEE-RELATED AGREEMENTS" means those agreements between any of the Debtors and any of their employees or any entity acting on behalf of their employees.

                  1.54 "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.55 "ESTATES" means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

                  1.56 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

                  1.57 "EXHIBIT" means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

                  1.58 "EXHIBIT FILING DATE" means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least five days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.

                  1.59 "EXISTING COMMON STOCK" means, with respect to Kmart, shares of common stock and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable, or otherwise, to acquire any of the foregoing, that are authorized, issued and outstanding prior to the Effective Date.

                  1.60 "EXISTING SECURITIES" means, collectively, the Prepetition Notes, the Trust Preferred Securities, and the Existing Common Stock.

                  1.61 "EXIT FINANCING FACILITY" means a new financing facility, a copy of which will be attached hereto as Exhibit D-1, pursuant to the terms of
(a) that certain Commitment Letter, dated January 13, 2003, between Kmart, as borrower, and General Electric Capital Corporation, Fleet Retail Finance, Inc., and Bank of America, N.A., as initial lenders, as the same may be amended, modified, or supplemented from time to time, a copy of which is attached hereto as Exhibit D-2, and (b) any and all additional documents related thereto filed in accordance with Article 7.12 of this Plan.

                  1.62 "FACE AMOUNT" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

                  1.63 "FINAL ORDER" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                  1.64 "FINANCIAL INSTITUTIONS' COMMITTEE" means the Official Committee of Financial Institutions appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.65 "GENERAL UNSECURED CONVENIENCE CLAIM" means (i) a Trade Vendor/Lease Rejection Claim or an Other Unsecured Claim if the Allowed amount of such Claim is less than or equal to $30,000 and (ii) a Trade Vendor/Lease Rejection Claim or Other Unsecured Claim if, in either instance, the Allowed amount of such Claim is greater than $30,000 and the holder of such Claim has made the Convenience Class Election on the Ballot within the time fixed by the Bankruptcy Court.

                  1.66 "HOLDBACK AMOUNT" means the amount equal to 10% of fees billed to the Debtors in a given month to the extent retained by the Debtors as of the Effective Date as a holdback on payment of Professional Claims pursuant to the Professional Fee Order. The Holdback Amount shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates.

                  1.67 "HOLDBACK ESCROW ACCOUNT" means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.

                  1.68 "IMPAIRED" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.69 "INDEMNIFICATION RIGHTS" means any obligations or rights of the Debtors to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtor's certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtors.

                  1.70 "INDEMNITEE" means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

                  1.71 "INSURANCE COVERAGE" shall have the meaning ascribed to it in Article 12.9 hereof.

                  1.72 "INSURED CLAIM" means any Claim to the extent such Claim arises prior to the Petition Date from an incident or occurrence that is covered under any of the Debtors' insurance policies, but solely to the extent such Claim is covered by such insurance policies.

                  1.73 "INTERCOMPANY CLAIM" means a Claim by a Debtor, an Affiliate of a Debtor, or a non-Debtor against another Debtor, Affiliate of a Debtor, or non-Debtor.

                  1.74 "INTERCOMPANY EXECUTORY CONTRACT" means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and one or more non-Debtors.

                  1.75 "INTERCOMPANY UNEXPIRED LEASE" means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and one or more non-Debtors.

                  1.76 "INTEREST" means (a) the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Existing Common Stock or any other equity securities of or ownership interests in the Debtors and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

                  1.77 "INTERESTHOLDER" means a holder of an Interest.

                  1.78 "INVESTMENT AGREEMENT" means that certain Investment Agreement, dated as of January 24, 2003, between the Plan Investors and Kmart, a copy of which is attached hereto as Exhibit E, as the same may be amended, modified, or supplemented from time to time.

                  1.79 "KEY ORDINARY COURSE PROFESSIONAL" means those certain Persons identified as key ordinary course professionals by the Debtors pursuant to the Ordinary Course Professional Order.

                  1.80 "KEY ORDINARY COURSE PROFESSIONAL CLAIM" means an Administrative Claim of a Key Ordinary Course Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements in an amount in excess of $25,000 for any month relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

                  1.81 "KMART" means Kmart Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02474 pending in the Bankruptcy Court.

                  1.82 "KMART AMSTERDAM" means Kmart of Amsterdam, NY Distribution Center, Inc., a Michigan corporation, debtor-in-possession in Case No. 02-02479 pending in the Bankruptcy Court.

                  1.83 "KMART FINANCING" means Kmart Financing I, a Delaware trust, debtor-in-possession in Case No. 02-02471 pending in the Bankruptcy Court.

                  1.84 "KMART HOLDINGS" means Kmart Holdings, Inc., a Delaware corporation, debtor-in-possession in Case No. 02-02478 pending in the Bankruptcy Court.

                  1.85 "KMART-IN" means Kmart of Indiana, an Indiana partnership, debtor-in-possession in Case No. 02-02463 pending in the Bankruptcy Court.

                  1.86 "KMART-MI" means Kmart of Michigan, Inc., a Michigan corporation, debtor-in-possession in Case No. 02-02481 pending in the Bankruptcy Court.

                  1.87 "KMART-MPS" means Kmart Michigan Property Services, LLC, a Michigan limited liability company, debtor-in-possession in Case No. 02-02470 pending in the Bankruptcy Court.

                  1.88 "KMART-NC" means Kmart of North Carolina, LLC, a North Carolina limited liability company, debtor-in-possession in Case No. 02-02465 pending in the Bankruptcy Court.

                  1.89 "KMART-PA" means Kmart of Pennsylvania, LP, a Pennsylvania limited partnership, debtor-in-possession in Case No. 02-02464 pending in the Bankruptcy Court.

                  1.90 "KMART-TX" means Kmart of Texas, LP, a Texas limited partnership, debtor-in-possession in Case No. 02-02466 pending in the Bankruptcy Court.

                  1.91 "KMART CREDITOR TRUST" means the trust created pursuant to Article 11.3 of this Plan.

                  1.92 "MANAGEMENT COMPENSATION PLAN" means an executive emergence and long-term incentive program approved by the board of directors of the Debtors or Reorganized Debtors and implemented for the benefit of the Reorganized Debtors' employees, members of management, and directors and designed to (i) recognize the experience, qualifications, and proven track record of the Reorganized Debtors' management team and (ii) provide incentives for the beneficiaries thereof to maximize value for stockholders after the Effective Date as set forth on Exhibit F hereto.

                  1.93 "NEW HOLDING COMPANY" means a corporation to be created pursuant to the terms of this Plan, or, in the sole and absolute discretion of Kmart's board of directors, a Reorganized Debtor, to hold 100% of the New Operating Company Common Stock on and after the Effective Date.

                  1.94 "NEW HOLDING COMPANY COMMON STOCK" means the shares of common stock of New Holding Company authorized under Article 7.8 of this Plan and under the articles of incorporation of New Holding Company.

                  1.95 "NEW HOLDING COMPANY PREFERRED STOCK" means the shares of preferred stock of New Holding Company authorized under Article 7.8 of this Plan and under the articles of incorporation of New Holding Company.

                  1.96 "NEW OPERATING COMPANY" means a corporation or other Person to be created pursuant to the terms of this Plan or, in the sole and absolute discretion of Kmart's board of directors, a Reorganized Debtor, to be wholly-owned, directly or indirectly, by New Holding Company.

                  1.97 "NEW OPERATING COMPANY COMMON STOCK" means shares of common stock (or such other certificates designating ownership as are appropriate) of New Operating Company authorized under Article 7.1 of this Plan and under the Certificate of Incorporation of New Operating Company.

                  1.98 "NON-LENDER CLAIMS" means the Prepetition Note Claims, the Trade Vendor/Lease Rejection Claims, the Trust Preferred Obligations, and the Other Unsecured Claims as to which the holders thereof have made the Other Unsecured Claim Election.

                  1.99 "ORDINARY COURSE PROFESSIONAL ORDER" means the Bankruptcy Court's Order Pursuant to 11 U.S.C. ss.ss. 105(a), 327(e) and 331 Authorizing Retention of Professionals Utilized by the Debtors in the Ordinary Course of Business (Docket No. 682).

                  1.100 "OTHER EXECUTORY CONTRACT OR UNEXPIRED LEASE" means all executory contracts and unexpired leases, other than Employee-Related Agreements, Intercompany Executory Contracts, and Intercompany Unexpired Leases to which any of the Debtors are a party.

                  1.101 "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

                  1.102 "OTHER UNSECURED CLAIM" means, subject to Article 5.8 hereof, a Claim that is not an Administrative Claim, Intercompany Claim, Other Priority Claim, PBGC Claim, Priority Tax Claim, Prepetition Lender Claim, Prepetition Note Claim, Secured Claim, Subordinated Securities Claim, Trade Vendor/Lease Rejection Claim, or Trust Preferred Obligation.

                  1.103 "OTHER UNSECURED CLAIM CASH PAYMENT AMOUNT" means the Cash to be distributed by a representative of the Kmart Creditor Trust to each holder of an Allowed Other Unsecured Claim on account of its Pro Rata interest in the Other Unsecured Claim Senior Note.

                  1.104 "OTHER UNSECURED CLAIM SENIOR NOTE" means a senior unsecured note in substantially for the form attached hereto as Exhibit O from the Debtors to the Kmart Creditor Trust, payable on the third anniversary of the Effective Date, in an amount equal to (i) the product of (a) the estimated, mid-range value, as of the Effective Date, of the aggregate consideration to be distributed to holders of Prepetition Note Claims and Trade Vendor/Lease Rejection Claims multiplied by (b) a fraction, the numerator of which is equal to the aggregate amount of all Allowed Other Unsecured Claims, and the denominator of which is equal to the aggregate amount of all Allowed Prepetition Note Claims, Allowed Trade Vendor/Lease Rejection Claims, and Allowed Other Unsecured Claims, plus (ii) annual interest as provided for in such note.

                  1.105 "OTHER UNSECURED CLAIM ELECTION" means an election by an Other Unsecured Claimholder on its Ballot to be treated as a Trade Vendor/Lease Rejection Claimholder.

                  1.106 "OTHER UNSECURED CLAIM ESTIMATION PROCEDURE" means a procedure approved by the Bankruptcy Court on or before the Effective Date providing for the expedited estimation, for distribution purposes, of Other Unsecured Claims held by Other Unsecured Claimholders who make the Other Unsecured Claim Election.

                  1.107 "PBGC" means the Pension Benefit Guaranty Corporation.

                  1.108 "PBGC CLAIMS" means all Claims of the PBGC against any of the Debtors and all claims of the PBGC against any non-Debtor Affiliate of any Debtor.

                  1.109 "PERIODIC DISTRIBUTION DATE" means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, the first Business Day occurring on or immediately after each January 1st, April 1st, July 1st, and October 1st, provided, however, that the first Periodic Distribution Date after the Distribution Date shall be no less than ninety (90) days after the Distribution Date.

                  1.110 "PERSON" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

                  1.111 "PETITION DATE" means January 22, 2002, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

                  1.112 "PLAN" means this joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all supplements, appendices and schedules hereto, either in their present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

                  1.113 "POST-CONFIRMATION COMMITTEE" has the meaning ascribed to it in Article 15.5 of this Plan.

                  1.114 "PLAN INVESTORS" means ESL Investments, Inc., a Delaware corporation, and Third Avenue Trust, on behalf of certain of its investment series.

                  1.115 "PLAN INVESTOR CLAIM" means all Administrative Claims of the Plan Investors under the Investment Agreement, including, without limitation, all fees and expenses (including professional fees and expenses) arising under the Investment Agreement.

                  1.116 "PREPETITION AGENT" means JPMorgan Chase Bank (f/k/a, The Chase Manhatten Bank) as administrative agent under the Prepetition Credit Agreements.

                  1.117 "PREPETITION CREDIT AGREEMENTS" means, collectively, (a) that certain Three Year Credit Agreement, dated as of December 6, 1999, by and among Kmart, J.P. Morgan Securities, Inc. (f/k/a Chase Securities, Inc.), as Lead Arranger and Book Manager, JPMorgan Chase Bank (f/k/a The Chase Manhattan
Bank), as Administrative Agent, Bank of America, National Association, as Syndication Agent, BankBoston, N.A., as Co-Documentation Agent, and Bank of New York, as Co-Documentation Agent, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith, and (b) that certain 364 Day Credit Agreement, dated as of November 13, 2001, by and among Kmart, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent, Credit Suisse First Boston, Fleet National Bank, and Bank of New York, as Co-Documentation Agents, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

                  1.118 "PREPETITION LENDER CLAIMS" means all Claims arising under or pursuant to the Prepetition Credit Agreements.

                  1.119 "PREPETITION LENDERS" means the lenders from time to time party to the Prepetition Credit Agreements.

                  1.120 "PREPETITION NOTE CLAIMS" means all Claims arising under or pursuant to any of the Prepetition Notes.

                  1.121 "PREPETITION NOTES" means, collectively, (a)(i) the 12.5% Notes due March 1, 2005 in the aggregate principal amount of $100,000,000;
(ii) the 8.125% Notes due December 1, 2006 in the aggregate principal amount of $200,000,000; (iii) the 7.75% Notes due October 1, 2012 in the aggregate principal amount of $157,257,000; (iv) the 8.25% Notes due January 1, 2022 in the aggregate principal amount of $68,055,000; (iv) the 8.375% Notes due July 1, 2022 in the aggregate principal amount of $85,550,000; (v) the 7.95% Notes due February 1, 2023 in the aggregate principal amount of $259,800,000; and (vi) the Series C Medium Term Notes and Series D Medium Term Notes in the aggregate principal amount of $222,935,000, in each case issued by Kmart pursuant to that certain indenture dated as of February 1, 1985, between Kmart and The Bank of New York, as original indenture trustee, as thereafter succeeded in that capacity by Wilmington Trust Company as successor indenture trustee, as such indenture may have been amended, supplemented, or otherwise modified from time to time, including, but not limited to, that certain First Supplemental Indenture, dated as of March 1, 1991; (b)(i) the 8.375% Notes due December 1, 2004 in the aggregate principal amount of $300,000,000; (ii) the 9.375% Notes due February 1, 2006 in the aggregate principal amount of $400,000,000; and (iii) the 9.875% Notes due June 15, 2008 in the aggregate principal amount of $430,000,000; in each case issued by Kmart pursuant to that certain indenture dated as of December 13, 1999, between Kmart and The Bank of New York, as original indenture trustee, as thereafter succeeded in that capacity by Wilmington Trust Company as successor indenture trustee, as such indenture may have been amended, supplemented, or otherwise modified from time to time, including, but not limited to, that certain First Supplemental Indenture dated as of December 13, 1999; that certain Second Supplemental Indenture, dated as of January 30, 2001; and that certain Third Supplemental Indenture dated as of June 19, 2001; and (c) the Commercial Development Revenue Refunding Bonds (Kmart Corporation Project) Series 1994 in the aggregate outstanding principal amount of $1,800,000.00, issued under or in connection with the trust indenture dated as of November 1, 1994 by and between The County Commission of Harrison County, as issuer, and JP Morgan Trust Company, N.A. (as successor to Society National Bank), as indenture trustee, as thereafter succeeded in that capacity by Wilmington Trust Company as successor indenture trustee, and all of the right, title and interest of Harrison County in and under the Loan Agreement and the Promissory Note made between Kmart and The County Commission of Harrison County.

                  1.122 "PRIORITY TAX CLAIM" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  1.123 "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim in a particular Class or Classes bears to (ii) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise.

                  1.124 "PROFESSIONAL" means those Persons retained in the Chapter 11 Cases by separate Bankruptcy Court orders pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include those Persons retained pursuant to the Ordinary Course Professional Order.

                  1.125 "PROFESSIONAL CLAIM" means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

                  1.126 "PROFESSIONAL FEE ORDER" means the order entered by the Bankruptcy Court on January 25, 2002, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

                  1.127 "QUALIFYING REAL ESTATE" means any (i) real estate lease, including a capital lease, under which a Debtor is a lessee or (ii) real estate owned by a Debtor, in each case that is designated to remain in such Debtor's Estate following the Effective Date and identified in a writing by such Debtor filed and served on relevant parties in interest on or before the Exhibit Filing Date.

                  1.128 "RECORD DATE" means the record date for purposes of making distributions under this Plan on account of Allowed Claims, which date shall be the earlier of the Voting Deadline or such other date established by the Bankruptcy Court.

                  1.129 "REGISTRATION RIGHTS AGREEMENT" means the agreement, a form of which will be attached to this Plan on or prior to the Exhibit Filing Date as Exhibit G, whereby New Holding Company will be obligated to register certain shares of New Holding Company Common Stock pursuant to the terms and conditions of such agreement.

                  1.130 "REINSTATED" OR "REINSTATEMENT" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, "going dark" provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

                  1.131 "RELEASED PARTIES" means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case, as of the date of the commencement of the hearing on the Disclosure Statement, (ii) the Statutory Committees and all members of the Statutory Committees in their respective capacities as such, (iii) the DIP Agent in its capacity as such, (iv) the DIP Lenders in their capacities as such, (v) the Plan Investors in their capacities as such, (ii) the Prepetition Lenders in their capacities as such, and (vii) with respect to each of the above-named Persons, such Person's affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, in their capacities as such.

                  1.132 "REORGANIZED DEBTOR" OR "REORGANIZED DEBTORS" means, individually, any of New Holding Company, New Operating Company, or any Debtor and, collectively, all of New Holding Company, New Operating Company, and the Debtors, in each case from and after the Effective Date.

                  1.133 "REORGANIZED . . . " means the applicable Debtor from and after the Effective Date.

                  1.134 "RESPONSIBLE OFFICER" means the person designated by the board of directors of Kmart, after consultation with the Statutory Committees, to serve as the chief responsible officer and decision-maker for the Estates of the Debtors possessing Qualifying Real Estate from and after the Effective Date.

                  1.135 "RESTRUCTURING DEBTORS" means those Debtors that will be the subject of a Restructuring Transaction under this Plan.

                  1.136 "RESTRUCTURING TRANSACTION(S)" means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or their Affiliates, on or after the Effective Date, as set forth in the Restructuring Transaction Notice.

                  1.137 "RESTRUCTURING TRANSACTIONS NOTICE" means the notice filed with the Bankruptcy Court on or before the Exhibit Filing Date as Exhibit H to this Plan listing the Restructuring Debtors and briefly describing the relevant Restructuring Transactions, including the corporate structure of the Reorganized Debtors as described in Exhibit I to this Plan.

                  1.138 "RETAINED ACTIONS" means all Claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor may hold against any Person, including, without limitation, (a) Avoidance Claims, (b) Claims and Causes of Action brought prior to the Confirmation Date, (c) Claims and Causes of Action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors, (d) Claims and Causes of Action relating to strict enforcement of any of the Debtors' intellectual property rights, including patents, copyrights and trademarks, and (e) Claims and Causes of Action seeking the recovery of any of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' or the Reorganized Debtors' businesses, including, without limitation, claim overpayments and tax refunds, including, but not limited to, those listed in Exhibit J to the Plan; provided, however, that the foregoing shall not include Trust Claims (including Avoidance Actions that are Trust Claims), which will be transferred to the Kmart Creditor Trust, Avoidance Claims (to the extent not listed in Exhibit J), or Claims explicitly released under this Plan or by Final Order of the Bankruptcy Court prior to the date hereof.

                  1.139 "SCHEDULED" means, with respect to any Claim or Interest, the status, priority, and amount, if any, of such Claim or Interest as set forth in the Schedules.

                  1.140 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be further modified, amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

                  1.141 "SECURED CLAIM" means a Claim secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder.

                  1.142 "SECURITIES ACT" means the Securities Act of 1933, as now in effect or hereafter amended.

                  1.143 "SECURITIES ACTION" means any Cause of Action against any Person other than a Debtor arising out of or related to a Person's ownership of Existing Common Stock.

                  1.144 "SECURITY" shall have the meaning ascribed to it in
section 101(49) of the Bankruptcy Code.

                  1.145 "SERVICER" has the meaning ascribed to it in Article
7.10 of this Plan.

                  1.146 "SFPR" means S.F.P.R., Inc., a Puerto Rico corporation, debtor-in-possession in Case No. 02-02499 pending in the Bankruptcy Court.

                  1.147 "STATUTORY COMMITTEES" means, collectively, the Unsecured Creditors' Committee, the Financial Institutions' Committee, and the Equity Committee.

                  1.148 "SUBORDINATED SECURITIES CLAIM" means a Claim subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, any Claim that arises from the rescission of a purchase or sale of a Security of any of the Debtors (including, without limitation, Existing Common Stock), or for damages arising from the purchase or sale of such a Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

                  1.149 "TOTAL INVESTOR SHARES" means all shares of New Holding Company Common Stock to be issued to the Plan Investors pursuant to the Investment Agreement.

                  1.150 "TRADE VENDOR/LEASE REJECTION CLAIM" means, subject to
Article 5.8 hereof, a Claim arising as a result of (i) retail merchandise or services provided by trade vendors or service providers, (ii) rejection of unexpired real property leases, and (iii) Other Unsecured Claims that have made the Other Unsecured Claim Election.

                  1.151 "TRADE VENDORS COLLATERAL AGENT" means the entity appointed by the Creditors' Committee, which is reasonably acceptable to the Debtors, which shall hold all liens with respect to the Post-Effective Date Trade Vendors' Lien pursuant to Article 7.12 of this Plan.

                  1.152 "TRADE VENDORS' LIEN" means any liens granted to the Trade Vendors' Collateral Agent, as of the Effective Date, pursuant to Article
7.12 of this Plan and Exhibit K to this Plan.

                  1.153 "TRUST ADVISORY BOARD" means the board that is to be created pursuant to Article 11.4 of this Plan for the purpose of advising the Trustee with respect to decisions affecting the Kmart Creditor Trust.

                  1.154 "TRUST AGREEMENT" means that certain Trust Agreement that will govern the Kmart Creditor Trust, a form of which is attached to this Plan as Exhibit L.

                  1.155 "TRUST ASSETS" means those assets, including the Trust Claims, to be transferred to and owned by the Kmart Creditor Trust pursuant to
Article 11.2 of this Plan.

                  1.156 "TRUST CLAIMS" means any and all Causes of Action against any Person or entity arising from or relating to the Investigations which, for purposes hereof, means the Accounting and Stewardship Investigations, including all matters authorized by order entered by the Bankruptcy Court on September 4, 2002 approving the participation, on a joint interest basis, of the Statutory Committees in said Investigations, and including all matters arising in connection with responding to Government Inquiries (as each of such terms is defined in the Disclosure Statement).

                  1.157 "TRUST PREFERRED OBLIGATIONS" means all obligations of the Debtors arising under or pursuant to the Trust Preferred Securities.

                  1.158 "TRUST RECOVERIES" means any and all proceeds received by the Kmart Creditor Trust from (a) the prosecution to, and collection of, a final judgment of a Trust Claim against a Person, or (b) the settlement or other compromise of a Trust Claim against a Person.

                  1.159 "TRUST PREFERRED SECURITIES" means those certain mandatorily redeemable convertible preferred securities issued by Kmart Financing I, an Affiliate Debtor.

                  1.160 "TRUSTEE" means the trustee of the Kmart Creditor Trust as contemplated by the Trust Agreement.

                  1.161 "UNIMPAIRED" refers to any Claim or Interest that is not Impaired.

                  1.162 "UNSECURED CREDITORS' COMMITTEE" means the Official Unsecured Creditors' Committee appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.163 "VOTING DEADLINE" means April __, 2003, at 4:00 p.m. prevailing Eastern Time.

C.       RULES OF INTERPRETATION

                  For purposes of this Plan, unless otherwise provided herein,
(a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (e) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (f) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (g) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan;

(h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

         This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Creditors' Committees and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, Disclosure Statement, and the documents ancillary thereto.

D.       COMPUTATION OF TIME

                  In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.       REFERENCES TO MONETARY FIGURES

                  All references in this Plan to monetary figures shall refer to United States of America currency, unless otherwise expressly provided.

F.       EXHIBITS

                  All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 W. Wacker Drive, Chicago, Illinois 60606 (Attn: John Wm. Butler, Jr., Esq.), counsel to the Debtors, or by downloading such exhibits from the Court's website at http:\\www.ilnb.uscourts.gov. To the extent any Exhibit is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of this Plan shall control.


                                   ARTICLE II

                             ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS

                  2.1 ADMINISTRATIVE CLAIMS. Subject to the provisions of
Article X of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim,

(i) Cash equal to the unpaid portion of such Allowed Administrative Claim or
(ii) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that
(x) Claimholders of Claims arising under the DIP Facility shall be deemed to have Allowed Claims as of the Effective Date in such amount as to which the Debtors and such Claimholders shall have agreed upon in writing or as determined by the Bankruptcy Court, which DIP Facility Claims shall be paid in accordance with Article 10.1 of this Plan, (y) the Plan Investors shall be deemed to have an Allowed Plan Investor Claim arising under the Investment Agreement in such amount as to which the Debtors and the Plan Investors shall have agreed upon in writing or as fixed by the Bankruptcy Court, which Plan Investor Claim shall be paid in full in Cash on the Effective Date, and (z) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  2.2 PRIORITY TAX CLAIMS. Commencing on the first Periodic Distribution Date occurring after the later of (a) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) the date a Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Priority Tax Claim, at the sole option of the Debtors (or the Reorganized Debtors after the Effective Date), such Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Priority Tax Claim, (i) equal Cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or
(iii) payment in full in Cash.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above. This Plan, though proposed jointly, constitutes a separate plan proposed by each of the Debtors. Therefore, except as expressly specified herein, the classifications set forth below shall be deemed to apply separately with respect to each plan proposed by each such Debtor. Each class for each Debtor is identified by the designation "DD-NN," where "DD" is the abbreviation for the name of each Debtor as specified on page 2 of the Plan, and "NN" is the class number as identified below. Thus, for example, the class of Secured Claims (Class 1), if any, against Kmart of Michigan, Inc. is identified by the designation "KM-MI-1."

                  3.1 CLASS 1. Class 1 consists of separate subclasses for all Secured Claims that may exist against a particular Debtor.

                  3.2 CLASS 2. Class 2 consists of all Other Priority Claims that may exist against a particular Debtor.

                  3.3 CLASS 3. Class 3 consists of all PBGC Claims that may exist against a particular Debtor.

                  3.4 CLASS 4. Class 4 consists of all Prepetition Lender Claims. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASES OF THE FOLLOWING
DEBTORS: KMART, KMART AMSTERDAM, KMART HOLDINGS, KMART-IN, KMART-MI, KMART-MPS, KMART-NC, KMART-PA, KMART-TX, BIG BEAVER CAGUAS, BIG BEAVER DEVELOPMENT, BIG BEAVER FLORIDA, BIG BEAVER GUAYNABO, BLUELIGHT, AND SFPR.

                  3.5 CLASS 5. Class 5 consists of all Prepetition Note Claims. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASE OF KMART.

                  3.6 CLASS 6. Class 6 consists of all Trade Vendor/Lease Rejection Claims that may exist against a particular Debtor.

                  3.7 CLASS 7. Class 7 consists of all Other Unsecured Claims that may exist against a particular Debtor.

                  3.8 CLASS 8. Class 8 consists of all General Unsecured Convenience Claims that may exist against a particular Debtor.

                  3.9 CLASS 9. Class 9 consists of all Trust Preferred Obligations. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASES OF THE FOLLOWING DEBTORS: KMART AND KMART FINANCING I.

                  3.10 CLASS 10. Class 10 consists of all Intercompany Claims that may exist against a particular Debtor.

                  3.11 CLASS 11. Class 11 consists of all Subordinated Securities Claims. This Class is applicable only to the Chapter 11 Case of Kmart.

                  3.12 CLASS 12. Class 12 consists of all Interests that may exist with respect to a particular Debtor.



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



                                   ARTICLE IV

                       IDENTIFICATION OF CLASSES OF CLAIMS
                AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN

                  4.1 CLASSES OF CLAIMS THAT ARE UNIMPAIRED. The following Classes are Unimpaired by the Plan:


                           Class 1        (Secured Claims)
                           Class 2        (Other Priority Claims)
                           Class 3        (PBGC Claims)

                  4.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. The following Classes are Impaired by the Plan:


                           Class 4        (Prepetition Lender Claims)
                           Class 5        (Prepetition Note Claims)
                           Class 6        (Trade Vendor/Lease Rejection Claims)
                           Class 7        (Other Unsecured Claims)
                           Class 8        (General Unsecured Convenience Claims)
                           Class 9        (Trust Preferred Obligations)
                           Class 10       (Intercompany Claims)
                           Class 11       (Subordinated Securities Claims)
                           Class 12       (Interests)

                                    ARTICLE V

                            PROVISIONS FOR TREATMENT
                             OF CLAIMS AND INTERESTS

                  5.1 CLASS 1 (SECURED CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, at the sole option of the Debtors or Reorganized Debtors, (i) the legal, equitable, and contractual rights of each Allowed Secured Claimholder shall be Reinstated or (ii) each Allowed Secured Claimholder shall receive, in full satisfaction, settlement and release of, and in exchange for, its Allowed Secured Claim (A) Cash in an amount equal to the value of the Secured Claimholder's interest in the property of the Estate which constitutes collateral for such Allowed Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Secured Claim, or (C) such other treatment as to which the Debtors (or the Reorganized Debtors) and the holder of such Allowed Secured Claim have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (A) or clause (B) above. The Debtors' failure to object to such Secured Claims in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of the Debtors held by or on behalf of the Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Secured Claimholder are paid in full.

                  5.2 CLASS 2 (OTHER PRIORITY CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Other Priority Claim, each Allowed Other Priority Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) Cash in an amount equal to the amount of such Allowed Other Priority Claim or
(b) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (a) or clause (b) above. The Debtors' failure to object to an Other Priority Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the Other Priority Claimholder.

                  5.3 CLASS 3 (PBGC CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, the PBGC shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, all PBGC Claims, whether asserted against Kmart or any Affiliate Debtor, the same legal, equitable, and contractual rights to which it would be entitled with respect to the PBGC Claims under applicable non-bankruptcy law. The legal, equitable, and contractual rights of the PBGC with respect to all PBGC Claims, whether against Kmart or any Affiliate Debtor, therefore shall be Reinstated. The Debtors' failure to object to the PBGC Claims in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the PBGC.

                  5.4 CLASS 4 (PREPETITION LENDER CLAIMS). The Prepetition Lender Claims are Allowed Prepetition Lender Claims in the aggregate amount of $1,080,459,000. On the Distribution Date, the Prepetition Lenders shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, their Prepetition Lender Claims, Cash in an amount equal to forty percent (40%) of the principal amount of such Prepetition Lender Claims, with such consideration representing a compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Lender Claims, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan, provided, however, that the Plan Investors shall be deemed to utilize Cash that they are entitled to receive pursuant to this Article 5.4, plus additional amounts to be paid by the Plan Investors pursuant to the Investment Agreement, to purchase the Total Investor Shares pursuant to the terms of the Investment Agreement. All distributions to Prepetition Lenders other than the Plan Investors under this Article 5.4 shall be made to the Prepetition Agent under the Prepetition Credit Agreements for immediate distribution to the Prepetition Lenders in accordance with the terms of the Prepetition Credit Agreements.

                  5.5 CLASS 5 (PREPETITION NOTE CLAIMS). The Prepetition Note Claims are Allowed Prepetition Note Claims in the aggregate amount of $2,272,611,000. Commencing on the Distribution

Date, each Prepetition Note Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, its Prepetition Note Claims, (a) its Pro Rata share of (i) the Creditor Shares plus (ii) the Creditor Shares allocable to holders of Trust Preferred Obligations under Section 5.9 pursuant to the subordination provisions of all documents pertaining to the Trust Preferred Securities and evidencing the rights and obligations of the Trust Preferred Obligations, in each case payable directly to the Servicer of the Prepetition Note Claims for distribution to holders of the Prepetition Note Claims, subject to dilution, with the amount of each Prepetition Note Claimholder's Pro Rata share equal to the total number of such Creditor Shares multiplied by a fraction, the numerator of which is equal to the amount of such Prepetition Noteholder's Allowed Prepetition Note Claim, and the denominator of which is equal to, in the case of clause (i), all Allowed Non-Lender Claims and, in the case of clause (ii), all Allowed Prepetition Note Claims; and (b) its Pro Rata Share of the Trust Recoveries, if any, other than the rights to such Trust Recoveries to which holders of Subordinated Securities Claims and Existing Common Stock may be entitled pursuant to Section 5.11 and Section 5.12 of the Plan, with the amount of each Prepetition Note Claimholder's Pro Rata share equal to the total amount of such rights multiplied by a fraction, the numerator of which is equal to the amount of such Prepetition Note Claimholder's Allowed Prepetition Note Claim, and the denominator of which is equal to the sum of all Allowed Non-Lender Claims (excluding, in the event the Trust Preferred Obligations are not entitled to participate in the Trust Recoveries pursuant to
Article 5.9 of this Plan, the amount of the Allowed Trust Preferred Obligations), with such consideration representing a compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Lender Claims, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan.

                  5.6 CLASS 6 (TRADE VENDOR/LEASE REJECTION CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, commencing on the first Periodic Distribution Date occurring after the later of (i) the date a Trade Vendor/Lease Rejection Claim becomes an Allowed Trade Vendor/Lease Rejection Claim or (ii) the date a Trade Vendor/Lease Rejection Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Trade Vendor/Lease Rejection Claim, each Trade Vendor/Lease Rejection Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Trade Vendor/Lease Rejection Claim, (a) its Pro Rata share of the Creditor Shares, subject to dilution, with the amount of each Trade Vendor/Lease Rejection Claimholder's Pro Rata share equal to the total number of Creditor Shares multiplied by a fraction, the numerator of which is equal to the amount of such Trade Vendor/Lease Rejection Creditor's Allowed Trade Vendor/Lease Rejection Claim, and the denominator of which is equal to all Allowed Non-Lender Claims; and (b) its Pro Rata Share of the Trust Recoveries, if any, other than the rights to such Trust Recoveries to which holders of Subordinated Securities Claims and Existing Common Stock may be entitled pursuant to Section 5.11 and
Section 5.12 of the Plan, with the amount of each Trade Vendor/Lease Rejection Claimholder's Pro Rata share equal to the total amount of such rights multiplied by a fraction, the numerator of which is equal to the amount of such Trade Vendor/Lease Rejection Claimholder's Allowed Trade Vendor/Lease Rejection Claim, and the denominator of which is equal to the sum of all Allowed Non-Lender Claims (excluding, in the event that the Trust Preferred Obligations are not entitled to participate in the Trust Recoveries pursuant to Article 5.9 of this Plan, the amount of Allowed Trust Preferred Obligations), with such consideration representing a compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Lender Claims, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan. The Debtors' failure to object to a Trade Vendor/Lease Rejection Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the Trade Vendor/Lease Rejection Claimholder.

                  5.7 CLASS 7 (OTHER UNSECURED CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, commencing on the first Periodic Distribution Date occurring after the later of (i) the date an Other Unsecured Claim becomes an Allowed Other Unsecured Claim or (ii) the date an Other Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Other Unsecured Claim, each Other Unsecured Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Unsecured Claim, its Pro Rata interest in the Other Unsecured Claim Senior Note, thereby entitling it to its Pro Rata share of the Other Unsecured Claim Cash Payment Amount, with the amount of each Other Unsecured Claimholder's Pro Rata share equal to the amount of the Other Unsecured Claim Senior Note multiplied by a fraction, the numerator of which is equal to the amount of such Other Unsecured Claimant's Allowed Other Unsecured Claim, and the denominator of which is equal to all Allowed Other Unsecured Claims, provided, however, that, in the event an Other Unsecured Claimholder makes the Other Unsecured Claim Election on its Ballot, such Other Unsecured Claimholder shall be deemed (i) to be a Trade Vendor/Lease Rejection Claimholder and shall receive, in lieu of its Pro Rata share of the Other Unsecured Claim Cash Payment Amount, the Trade Vendor/Lease Rejection Claimholder treatment as provided for in this Plan, and (ii) to consent to the Other Unsecured Claim Estimation Procedure.

                  5.8 CLASS 8 (GENERAL UNSECURED CONVENIENCE CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed General Unsecured Convenience Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such General Unsecured Convenience Claim, Cash equal to (a) six and one-quarter percent (6.25%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $30,000 or (b) $1,875 if the amount of such Allowed Claim is greater than $30,000 and the holder of such Claim has made the Convenience Class Election. Any Trade Vendor/Lease Rejection Claims or Other Unsecured Claims that are treated as General Unsecured Convenience Claims shall not otherwise be treated as Trade Vendor/Lease Rejection Claims or Other Unsecured Claims under this Plan.

                  5.9 CLASS 9 (TRUST PREFERRED OBLIGATIONS). Except as otherwise provided in and subject to Article 9.8 of this Plan, commencing on the first Periodic Distribution Date occurring after the later of (i) the date a Trust Preferred Obligation becomes an Allowed Trust Preferred Obligation or (ii) the date a Trust Preferred Obligation becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Trust Preferred Obligation, each Trust Preferred Obligation holder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Trust Preferred Obligation, (a) its Pro Rata share of the Creditor Shares, with the amount of each Trust Preferred Obligation holder's Pro Rata share equal to the total number of Creditor Shares multiplied by a fraction, the numerator of which is equal to the amount of such holder's Allowed Trust Preferred Obligation, and the denominator of which is equal to the sum of all Allowed Non-Lender Claims, with such distribution to be made to holders of Allowed Prepetition Note Claims pursuant to the subordination provisions of all documents pertaining to the Trust Preferred Securities and evidencing the rights and obligations of the Trust Preferred Obligations; and
(b)(i) in the event that (y) the Class of Trust Preferred Obligations votes to accept this Plan and (z) holders of Allowed Prepetition Note Claims actually receive the Creditor Shares allocable to holders of Allowed Trust Preferred Obligations pursuant to clause (a) hereof, their Pro Rata Share of the Trust Recoveries, if any, other than the rights to such Trust Recoveries to which holders of Subordinated Securities Claims and Existing Common Stock may be entitled pursuant to Section 5.11 and Section 5.12 of the Plan, with the amount of each Trust Preferred Obligation holder's Pro Rata share equal to the total amount of such rights multiplied by a fraction, the numerator of which is equal to the amount of such Trust Preferred Obligation holder's Allowed Trust Preferred Obligation, and the denominator of which is equal to the sum of all Allowed Non-Lender Claims, and (ii) in the event that either (y) the Class of Trust Preferred Obligations votes to reject this Plan or (z) the holders of Allowed Prepetition Note Claims do not actually receive the Creditor Shares allocable to holders of Allowed Trust Preferred Obligations pursuant to clause
(a) hereof, Trust Preferred Obligation holders shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Obligations under this Plan.

                  5.10 CLASS 10 (INTERCOMPANY CLAIMS). On the Effective Date, at the option of the Debtors or the Reorganized Debtors in connection with the Restructuring Transactions contemplated by the Plan, the Intercompany Claims of any Debtor against any other Debtor shall either be (a) Reinstated, in full or in part, or (b) discharged and satisfied, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan.

                  5.11 CLASS 11 (SUBORDINATED SECURITIES CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, (i) in the event that all Classes of Impaired Claims and the Class of Trust Preferred Obligations vote to accept this Plan, commencing on the first Periodic Distribution Date occurring after the later of (a) the date a Subordinated Securities Claim becomes an Allowed Subordinated Securities Claim or (b) the date a Subordinated Securities Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Claim, the holder of an Allowed Subordinated Securities Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Subordinated Securities Claim, its Pro Rata Share of the right to 2.5% of the Trust Recoveries, if any, with the amount of each Subordinated Securities Claimholder's Pro Rata share equal to (y) the amount of such rights of all holders of Subordinated Securities Claims multiplied by a fraction, the numerator of which is equal to the total amount of such Subordinated Securities Claimholder's Claim, and the denominator of which is equal to the sum of all Allowed Subordinated Securities Claims and the aggregate number of shares represented by all Allowed Interests, minus (z) the recoveries, if any, received by such Subordinated Securities Claimholders from the Securities Actions, provided that any amounts deducted from clause (z) of this Article 5.11 and clause (z) from Article 5.12 shall be redistributed in accordance with each Subordinated Securities Claimholder's Pro Rata share as defined above, and (ii) in the event that any Class of Impaired Claims or the Class of Trust Preferred Obligations votes to reject this Plan, holders of Subordinated Securities Claims shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Claims under this Plan.

                  5.12 CLASS 12 (INTERESTS). On the Effective Date, the Existing Common Stock shall be cancelled. Except as otherwise provided in and subject to
Article 9.8 of this Plan, (i) in the event that all Classes of Impaired Claims and the Class of Trust Preferred Obligations vote to accept this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Interest becomes an Allowed Interest or (b) the date an Interest becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Interest, the holder of an Allowed Interest shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Interest, its Pro Rata Share of the right to 2.5% of the Trust Recoveries, if any, with the amount of each Interestholder's Pro Rata share equal to (y) the amount of such rights of all holders of Interests multiplied by a fraction, the numerator of which is equal to the number of shares represented by such Interest, and the denominator of which is equal to the sum of the aggregate number of shares represented by all Allowed Interests and Allowed Subordinated Securities Claims, minus (z) the recoveries, if any, received by such Interestholders from the Securities Actions, provided that any amounts deducted from clause (z) of this Article 5.12 and clause (z) from Article 5.11 shall be redistributed in accordance with each Interestholder's Pro Rata share as defined above, and (ii) in the event that any Class of Impaired Claims or the Class of Trust Preferred Obligations votes to reject this Plan, holders of Interests shall not be entitled to, and shall not receive or retain any property or interest in property under this Plan on account of their Interests, provided, however, that, subject to the Restructuring Transactions contemplated by this Plan, and pursuant to Article 7.9 of this Plan, on the Effective Date, all Interests in the Affiliate Debtors (other than the Trust Preferred Securities with respect to Kmart Financing) shall be Reinstated.

                                   ARTICLE VI

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     IMPAIRED CLASSES OF CLAIMS OR INTERESTS

                  6.1 IMPAIRED CLASSES OF CLAIMS ENTITLED TO VOTE. Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan and Article 6.2 of this Plan, Claimholders and Interestholders in each Impaired Class are entitled to vote in their respective classes as a class to accept or reject this Plan.

                  6.2 CLASSES DEEMED TO ACCEPT THE PLAN. Classes 1, 2, and 3 are Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted this Plan, and the votes of Claimholders in such Classes therefore will not be solicited. Because all Debtors are proponents of this Plan, Class 8 Intercompany Claims and Class 12 Interests in Affiliated Debtors are deemed to have accepted this Plan. The votes of holders of such Claims and Interests therefore will not be solicited.

                  6.3 ACCEPTANCE BY IMPAIRED CLASSES. Classes 4, 5, 6, 7 and 9, 10, 11, and 12 are Impaired under this Plan. Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. Pursuant to section 1126(d) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests has accepted the Plan if the Plan is accepted by at least least two-thirds (2/3) in amount of the Allowed Interests of such Class that have timely and properly voted to accept or reject the Plan.

                  6.4 CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE. In the event any Class votes to reject the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                   ARTICLE VII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  7.1 CONTINUED CORPORATE EXISTENCE.

                           (a) THE DEBTORS. Subject to the Restructuring
Transactions contemplated by this Plan, each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

                           (b) NEW HOLDING COMPANY AND NEW OPERATING COMPANY.
Subject to the Restructuring Transactions contemplated by this Plan, on, or as soon as reasonably practicable after, the Effective Date, all appropriate actions shall be taken consistent with this Plan to (i) form New Holding Company and New Operating Company pursuant to their respective Certificates of Incorporation and By- Laws, (ii) contribute or transfer all of the assets of the Debtors, other than the Qualifying Real Estate and the Trust Assets, to New Operating Company and/or such other Reorganized Debtors as contemplated by the Restructuring Transactions, and (iii) issue all of the New Operating Company Common Stock to New Holding Company. The Qualifying Real Estate shall be treated as specified in Article 12.1 of this Plan, and the Trust Assets shall be transferred to the Kmart Creditor Trust as specified in Article 11.2 of this Plan.

                           (c) NON-DEBTORS. There are certain Affiliates of the
Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 12.1 of this Plan, all of the Debtors' equity interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.

                  7.2 SUBSTANTIVE CONSOLIDATION. This Plan provides for the substantive consolidation of the Estates, but only for purposes of effectuating the settlements contemplated by, and making distributions to holders of Claims under, this Plan, and not for voting purposes. For such limited purposes, on the Effective Date, (a) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors. Except as set forth in this Article, such substantive consolidation will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (b) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest will not be affected by such substantive consolidation, (c) except as otherwise stated in this Plan, affect Intercompany Claims of Debtors against Debtors, and (d) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan. Notwithstanding anything herein to the contrary, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to substantively consolidate the Estates for additional purposes, including for voting purposes, provided, however, that nothing herein shall impair the Plan Investors' rights under the Investment Agreement. Should the Debtors make such election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan. Substantive consolidation shall not alter the distributions set forth herein. In the event that the Debtors do elect to substantively consolidate the Estates, the Disclosure Statement and this Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve such substantive consolidation.

                  7.3 RESTRUCTURING TRANSACTIONS. On or prior to the Effective Date, the Debtors and Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions, including, but not limited to, all of the transactions described in this Plan. Such actions may also include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction. The form of each Restructuring Transaction shall be determined by the Boards of Directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each Reorganized Debtor under this Plan. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform such obligations. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

                  7.4 CERTIFICATES OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of New Holding Company and each of the other Reorganized Debtors shall be adopted and amended as may be required in order that they are consistent with the provisions of this Plan and the Bankruptcy Code. The certificate of incorporation of New Holding Company shall, among other things: (a) authorize five-hundred million (500,000,000) shares of New Holding Company Common Stock, $0.01 par value per share; (b) authorize 20 million shares of New Holding Company Preferred Stock for future issuance upon terms to be designated from time to time by the board of directors of New Holding Company; and (c) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Certificates of Incorporation and By-Laws of New Holding Company, New Operating Company, and the other Reorganized Debtors are attached hereto as Exhibit A, Exhibit B, and Exhibit C. Any modification to the certificate of incorporation as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

                  7.5 DIRECTORS AND OFFICERS OF NEW HOLDING COMPANY.

                           (A) OFFICERS. The existing senior officers of the
Debtors in office on the Effective Date shall serve in their current capacities after the Effective Date, subject to their employment contracts as assumed by this Plan and subject to the authority of the board of directors of the Reorganized Debtors.

                           (B) DIRECTORS OF NEW HOLDING COMPANY. On the
Effective Date, the term of the current members of the board of directors of Kmart will expire upon the designation by such board, and the approval by the Bankruptcy Court, of the Responsible Officer. The initial board of directors of New Holding Company, whose term will commence upon the Effective Date, shall consist of nine (9) members. One (1) member of senior management of the Reorganized Debtors will serve on the initial board of directors of New Holding Company. Other board members shall include (i) four (4) directors selected by the Plan Investors, at least one of whom shall not be an officer or employee of any of the Plan Investors or a family member of any of the foregoing, (ii) two
(2) directors selected by the Unsecured Creditors' Committee, and (iii) two (2) directors selected by the Financial Institutions' Committee, neither of which shall be an officer or employee of ESL Investments, Inc. or a family member thereof; provided that the board of directors, collectively, including any required committee thereof, shall comply with any other qualification, experience, and independence requirements under applicable law, including the Sarbanes-Oxley Act of 2002 and the rules then in effect of the stock exchange or quotation system (including the benefit of any transition periods available under applicable law) on which the New Holding Company Common Stock is listed or is anticipated to be listed, when such Stock is listed. The Persons responsible for designating board members shall designate their board members by written notice filed with the Bankruptcy Court by a date that is at least twenty days prior to the Voting Deadline, provided, however, that if they fail to file and give such notice, the Debtors will initially designate such members by announcing their identities at the Confirmation Hearing. Directors of New Holding Company appointed in accordance with this Article shall serve an initial term for a period from the Effective Date through the date of the first annual meeting after the Effective Date. Thereafter, and subject to New Holding Company's rights to amend its bylaws, directors shall serve one (1) year terms (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of shareholders. In the event, prior to the Effective Date, a person designated to be a member of New Holding Company's board of directors dies, is disabled, or otherwise becomes unable to fulfill the role, the Person designating such member will designate a replacement for such director. In the event, after the Effective Date and prior to the first annual meeting that occurs after the Effective Date, of the death, disability, resignation, or removal of a member of the board of directors, the directors designated by the Person who designated the director whose vacancy is sought to be filled will designate a replacement for such director, which replacement will be reasonably satisfactory to New Holding Company.

                  7.6 DIRECTORS AND OFFICERS OF AFFILIATE DEBTORS. The existing directors and officers of the Affiliate Debtors shall continue to serve in their current capacities after the Effective Date, provided, however that the Debtors reserve the right to identify new officers and members of the board of directors of each of such Affiliate Debtors at any time prior to the Confirmation Hearing, and provided further that New Holding Company reserves the right to identify new officers and members of the board of directors of each such Affiliate Debtors at any time thereafter.

                  7.7 EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS. To the extent that any of the Debtors have in place as of the Effective Date employment, retirement, indemnification and other agreements with their respective active directors, officers and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs and plans shall remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, programs, and plans. Such agreements and plans may include equity, bonus, and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; provided, however, that pursuant to the Management Compensation Plan, there may be reserved for certain members of management, directors, and other employees of the Reorganized Debtors a certain number of shares of New Holding Company Common Stock and other securities all as more fully stated on Exhibit F attached hereto, which is a summary of the Management Compensation Plan and of components of compensation to be paid to management after the Effective Date; and provided further that the Debtors' existing deferred compensation plans shall be terminated and the funds held pursuant thereto shall be distributed to the respective account holders other than any account holder who Kmart has identified as a potential defendant in any Cause of Action arising out of the Trust Claims, in which case the funds of such account holder shall be held in escrow by the Kmart Creditor's Trust pending resolution of any Trust Claims against such account holder. After the Effective Date, the Reorganized Debtors shall each have the authority, consistent with the applicable agreements, to terminate, amend or enter into employment, retirement, indemnification and other agreements with their respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefit plans and other plans for active employees.

                  7.8 ISSUANCE OF NEW HOLDING COMPANY STOCK.

                           (A) NEW HOLDING COMPANY COMMON STOCK. On the
Effective Date, New Holding Company will authorize up to five hundred million (500,000,000) shares of New Holding Company Common Stock. On or before the Distribution Date, New Holding Company will be deemed to have issued shares of New Holding Company Common Stock for distribution as follows: (i) the Total Investor Shares to the Plan Investors in accordance with the Investment Agreement and (ii) the Creditor Shares to holders of Allowed Prepetition Note Claims, Allowed Trade Vendor/Lease Rejection Claims, and holders of Other Unsecured Claims who have made the Other Unsecured Claim Election. The issuance of the New Holding Company Common Stock and the distribution thereof as described above will be in compliance with applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code or
Section 4(2) of the Securities Act.

                           (B) NEW HOLDING COMPANY PREFERRED STOCK. On the
Effective Date, New Holding Company will authorize twenty million (20,000,000) shares of New Holding Company Preferred Stock for future issuance upon terms to be designated from time to time by the board of directors of New Holding Company following the Effective Date. No shares of preferred stock shall be issued pursuant to this Plan. The Certificates of Incorporation and By-Laws of New Holding Company shall prohibit issuance of the New Holding Company Preferred Stock earlier than six (6) months subsequent to the Effective Date, and in any case only upon approval by a 2/3 majority of the board of directors of New Holding Company.

                           (C) REGISTRATION RIGHTS AGREEMENT. Without limiting
the effect of section 1145 of the Bankruptcy Code, as of the Effective Date, New Holding Company will enter into a Registration Rights Agreement with the Plan Investors.

                           (D) LISTING ON SECURITIES EXCHANGE OR QUOTATION
SYSTEM. New Holding Company will use reasonable efforts to list, as promptly as practicable after the Effective Date, the New Holding Company Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so. Persons receiving distributions of New Holding Company Common Stock, by accepting such distributions, will have agreed to cooperate with New Holding Company's reasonable requests to assist New Holding Company in its efforts to list the New Holding Company Common Stock on a national securities exchange or quotation system.

                  7.9 REINSTATEMENT OF COMMON STOCK OF AFFILIATE DEBTORS. Subject to the Restructuring Transactions, Interests in the Affiliate Debtors (other than the Trust Preferred Securities with respect to Kmart Financing) shall be Reinstated in exchange for New Holding Company's agreement to cause the distribution of New Holding Company Common Stock and other consideration provided for under this Plan to holders of Allowed Claims in accordance with the terms of this Plan.

                  7.10 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under this Plan, will be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under this Plan, as the case may be, will be released and discharged; provided, however, that any agreement that governs the rights of the Claimholder and that is administered by an indenture trustee, an agent, or a servicer (each hereinafter referred to as a "Servicer") will continue in effect solely for purposes of (i) allowing such Servicer to make the distributions to be made on account of such Claims under this Plan as provided in Article IX of this Plan and (ii) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under such Indenture or other agreement; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Article 9.5 hereof; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

                  7.11 PLAN INVESTOR CONTRIBUTION. Pursuant to the terms and conditions of the Investment Agreement, the Plan Investors shall pay to the Debtors Cash in an amount equal to (i) Cash that the Plan Investors are entitled to receive under the Plan on account of their Prepetition Lender Claims as contemplated by the Investment Agreement plus (ii) no less than $140 million (to be utilized exclusively by the Reorganized Debtors to make distributions to Allowed Prepetition Lender Claimholders pursuant to Article 5.4 of the Plan), in exchange for which the Plan Investors shall receive the Total Investor Shares and, in certain circumstances, a convertible note as provided in the Investment Agreement. The Plan Investors' rights to transfer the Total Investor Shares shall be restricted pursuant to the terms and conditions of the Investment Agreement.

                  7.12 POST-EFFECTIVE DATE FINANCING. On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility in order to obtain the funds necessary to repay the DIP Facility Claims, make other payments required to be made on the Effective Date, and conduct their post-reorganization operations. The Reorganized Debtors may enter into all documents necessary and appropriate in connection with the Exit Financing Facility. The principal documents with respect to such Facility, or commitment letters with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and will be deemed attached hereto as Exhibit D-1. In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Exit Financing Facility in substantially the form filed with the Bankruptcy Court (and with such changes as to which the applicable Debtors and respective agents and lenders parties thereto may agree) and authorize the applicable Reorganized Debtors to execute the same together with such other documents as the applicable Reorganized Debtors and the applicable lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Facility.

                  7.13 TRADE VENDORS' LIEN PROGRAM. On the Effective Date, the Reorganized Debtors shall grant to certain vendors who provide retail merchandise to the Reorganized Debtors on credit after the Effective Date, or who have provided merchandise to the Debtors after the Petition Date and before the Effective Date on credit which is not paid for as of the Effective Date, a Post-Effective Date Trade Vendors' Lien pursuant to the terms attached hereto as Exhibit K. Each person or entity issuing securities under the Plan, any entity acquiring property under the Plan, and any creditor and/or equity security holder of the Debtors or Reorganized Debtors, shall be deemed to contractually subordinate any present or future claim, right, or other interest it may have in and to any proceeds received from the disposition, release, or liquidation of any real properties leased by the Debtors or Reorganized Debtors, as lessees, to the Secured Obligations (as defined in Exhibit K); provided, however, that in no case shall (i) the lenders under the Exit Financing Facility or (ii) any obligations to the Plan Investors under any notes issued pursuant to the Investment Agreement be deemed subordinated to the Secured Obligations in this regard and provided, further, that such subordination shall in no way affect any Debtor's or Reorganized Debtor's right to sell, lease, transfer or otherwise dispose of any interest in such leases or to provide its interests in such leases as collateral to one or more lenders (or their representatives) after the Effective Date, and any such transferee, lessee or lender shall take such leasehold interests free of any claim of the Trade Vendors' Lien and the Trade Vendors Collateral Agent. Such contractual subordination shall terminate upon termination or expiration of the Trade Vendors' Lien.

                  7.14 PRESERVATION OF CAUSES OF ACTION. In accordance with
section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan with respect to the Kmart Creditor Trust, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions, except that with respect to Causes of Action pending on the Effective Date, and except as otherwise described on Exhibit J to the Plan, the Debtors shall waive all Avoidance Actions as of the Effective Date. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

                  7.15 EXCLUSIVITY PERIOD. The Debtors will retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.

                  7.16 CORPORATE ACTION. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors, provided, however, that nothing herein shall impair the Debtors' or Plan Investors' rights under the Investment Agreement.

                  7.17 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS. Each of the Chief Executive Officer and President, Chief Financial Officer, Chief Restructuring Officer, and General Counsel of the Debtors, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

                  7.18 EXEMPTION FROM CERTAIN TRANSFER TAXES AND RECORDING FEES. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                  ARTICLE VIII

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

                  8.1 ASSUMED CONTRACTS AND LEASES.

                           (a) INTERCOMPANY EXECUTORY CONTRACTS AND UNEXPIRED
LEASES. Except as otherwise provided in this Article 8.1(a), each Intercompany Executory Contract and Intercompany Unexpired Lease to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Intercompany Executory Contract or Intercompany Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Intercompany Executory Contracts and Intercompany Unexpired Leases annexed hereto as Exhibit M-1 or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Intercompany Executory Contract and Intercompany Unexpired Lease assumed pursuant to this Article 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Intercompany Executory Contract or Intercompany Unexpired Lease.

                           (b) EMPLOYEE-RELATED AGREEMENTS. Each
Employee-Related Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Employee-Related Agreements annexed hereto as Exhibit M-2 or (iv) is otherwise assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the foregoing, all collective bargaining agreements, as modified and/or amended from time to time, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The assumption of the collective bargaining agreements and the cure of all amounts owed under such agreements in the ordinary course by the Reorganized Debtors shall be in full satisfaction of all Claims and Interests arising under all previous collective bargaining agreements between the parties thereto or their predecessors-in-interest. Upon assumption, all proofs of claim filed by the Debtors' unions will be deemed withdrawn, without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of obligations under the assumed collective bargaining agreements. Each Employee-Related Agreement assumed pursuant to this Article 8.l(b) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Employee-Related Agreement.

                           (c) OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
Except as otherwise provided in this Article 8.1(c), each Other Executory Contract and Unexpired Lease as to which any of the Debtors is a party that is listed on Exhibit M-3 hereto shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Executory Contract or Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date or (iii) is otherwise rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Other Executory Contract and Unexpired Lease assumed pursuant to this
Article 8.l(c) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Executory Contract or Unexpired Lease, including any Other Executory Contract or Unexpired Lease on Exhibit M-3.

                           (d) REAL PROPERTY AGREEMENTS. Each executory contract
and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

                  8.2 REJECTED CONTRACTS AND LEASES. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served pursuant to order of the Bankruptcy Court, on or before the Effective Date, all executory contracts and unexpired leases not assumed pursuant to Article 8.1 hereof, including, but not limited to, any guaranties by any of Debtors with respect to real estate leases of former subsidiaries and businesses of any of such Debtors, shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that neither the exclusion nor the inclusion by the Debtors of a contract or lease on Exhibit M-1, Exhibit M-2, or Exhibit M-3, nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code. The Debtors reserve the right to (a) file a motion on or before the Confirmation Date (i) to reject any Intercompany Executory Contract or Intercompany Unexpired Lease not listed on Exhibit M-1 hereto, (ii) to reject any Employee-Related Agreement not listed on Exhibit M-2 hereto, or (iii) to reject any Other Executory Contract or Unexpired Lease listed on Exhibit M-3 hereto, and (b) modify or supplement Exhibit M-1, Exhibit M-2, or Exhibit M-3 hereto at any time prior to the Effective Date, including, without limitation, the right to (i) add any Intercompany Executory Contract or

Intercompany Unexpired Lease to, or delete any Intercompany Executory Contract or Intercompany Unexpired Lease from, Exhibit M-1 hereto, (ii) to add any Employee-Related Agreement to, or delete any Employee-Related Agreement from, Exhibit M-2 hereto, or (iii) to add any Other Executory Contract or Unexpired Lease to, or delete any Other Executory Contract or Unexpired Lease from, Exhibit M-3 hereto.

                  8.3 PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The provisions (if any) of each Intercompany Executory Contract, Intercompany Unexpired Lease, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease to be assumed under this Plan which are or may be in default shall be satisfied solely by Cure. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur as soon as practicable following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or non-Debtors.

                  8.4 REJECTION DAMAGES BAR DATE. If the rejection by the Debtors (pursuant to this Plan or otherwise) of an Intercompany Executory Contract, Intercompany Unexpired Lease, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Plan Investors, or such entities' properties unless a proof of claim is filed with the Claims Agent and the Post-Confirmation Committee and served upon counsel to the Debtors, the Plan Investors, and the Creditors' Committees within thirty (30) days after service of the earlier of
(a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

                                   ARTICLE IX

                       PROVISIONS GOVERNING DISTRIBUTIONS

                  9.1 TIME OF DISTRIBUTIONS. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.

                  9.2 NO INTEREST ON CLAIMS OR INTERESTS. Unless otherwise specifically provided for in this Plan, Confirmation Order, or the DIP Credit Agreement or a postpetition agreement in writing between the Debtors and a Claimholder, postpetition interest shall not accrue or be paid on Claims or Interests, and no Claimholder or Interestholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim or Disputed Interest in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

                  9.3 DISBURSING AGENT. The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate

Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.

                  9.4 SURRENDER OF SECURITIES OR INSTRUMENTS. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a "Certificate") shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this
Article 9.4 shall not apply to any Claims Reinstated pursuant to the terms of this Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

                  9.5 SERVICES OF INDENTURE TRUSTEES, AGENTS AND SERVICERS. The services, with respect to consummation of this Plan, of Servicers under the relevant agreements that govern the rights of Claimholders shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys' fees) as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

                  9.6 CLAIMS ADMINISTRATION RESPONSIBILITY.

                           (a) REORGANIZED DEBTORS. The Reorganized Debtors will
retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors.

                           (b) FILING OF OBJECTIONS. Unless otherwise extended
by the Bankruptcy Court, any objections to Claims or Interests shall be served and filed on or before the Claims/Interests Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the Claimholder or Interestholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder or Interestholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder's or Interestholder's behalf in the Chapter 11 Cases.

                  (c) DETERMINATION OF CLAIMS. Except as otherwise agreed by the Debtors, any Claim or Interest as to which a proof of claim or proof of interest was timely filed in the Chapter 11 Cases may be determined and liquidated in accordance with the ADR Procedures. Any Claim or Interest determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim or an Allowed Interest, as the case may be, in such liquidated amount and satisfied in accordance with this Plan (provided that, to the extent a Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this Article 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                  9.7 DELIVERY OF DISTRIBUTIONS. Distributions to Allowed Claimholders or Interestholders shall be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such Claimholders or Interestholders (or at the last known addresses of such Claimholders or Interestholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or
(d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder's or Interestholder's distribution is returned as undeliverable, no further distributions to such Claimholder or Interestholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder's or Interestholder's then-current address, at which time all missed distributions shall be made to such Claimholder or Interestholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return shall be distributed to the other creditors of the Class of which the creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the Post-Confirmation Committee (solely with respect to Trade Vendor/Lease Rejection Claims), the Reorganized Debtors reasonably determine that any remaining New Holding Company Common Stock or Cash allocated for such class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Holding Company Common Stock or Cash will revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

                  9.8 PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND CONTINGENT CLAIMS.

                           (a) NO DISTRIBUTIONS PENDING ALLOWANCE. No payments
or distributions will be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed Interest. All objections to Claims or Interests must be filed on or before the Claims/Interests Objection Deadline.

                           (b) DISTRIBUTION RESERVE. The Disbursing Agent will
create a separate Distribution Reserve from the property to be distributed in the Chapter 11 Cases. The amount of New Holding Company Common Stock withheld as a part of the Distribution Reserve shall be equal to the number of shares the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to Claimholders in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim is ultimately determined. The Disbursing Agent, the Debtors, or the Reorganized Debtors may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). The Disbursing Agent also shall place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The Claimholder or Interestholder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim or Interest. Nothing in this Plan or Disclosure Statement will be deemed to entitle the Claimholder or Interestholder of a Disputed Claim or Disputed Interest to postpetition interest on such Claim or Interest.

                           (c) DISTRIBUTIONS AFTER ALLOWANCE. Payments and
distributions from the Distribution Reserve to each respective Claimholder or Interestholder on account of a Disputed Claim or Disputed Interest, to the extent that it ultimately becomes an Allowed Claim or Allowed Interest, will be made in accordance with provisions of this Plan that govern distributions to such Claimholders or Interestholder. On the first Periodic Distribution Date following the date when a Disputed Claim or Disputed Interest becomes undisputed, noncontingent and liquidated, the Disbursing Agent will distribute to the Claimholder or Interestholder any Cash, New Holding Company Common Stock, or other property, from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders and Interestholders had such Allowed Claim or Allowed Interest been an Allowed Claim or Allowed Interest on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims or Interests, any remaining Cash, New Holding Company Common Stock, or other Property in the Distribution Reserve will be distributed Pro Rata to Allowed General Unsecured Claimholders and Interestholders in accordance with the other provisions of this Plan. Subject to Article 9.2 hereof, all distributions made under this Article of this Plan on account of an Allowed Claim or Allowed Interest will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim or Allowed Interest had been an Allowed Claim or Allowed Interest on the dates distributions were previously made to Allowed Claimholders and Allowed Interestholders included in the applicable class. The Disbursing Agent shall be deemed to have voted any New Holding Company Common Stock held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Holding Company

Common Stock held by such Servicer in the same proportion as shares previously disbursed by such Servicer.

                           (d) DE MINIMIS DISTRIBUTIONS. Neither the
Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim or Allowed Interest from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim or Allowed Interest on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.00, provided that this Article 9.8(d) shall not apply to distributions to be made pursuant to Article 5.11 and Article 5.12.

                  9.9 FRACTIONAL SECURITIES; FRACTIONAL DOLLARS. Any other provision of this Plan notwithstanding, payments of fractions of shares of New Holding Company Common Stock will not be made and shall be deemed to be zero. Any other provision of this Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent or Servicer shall be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

                                   ARTICLE X

             ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

                  10.1 DIP FACILITY CLAIM/PLAN INVESTOR CLAIM. On the Effective Date, the DIP Facility Claim and Plan Investor Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders, and the Plan Investors, or as ordered by the Bankruptcy Court with notice to the Creditors' Committees, not less than five (5) Business Days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility and with respect to the Plan Investor Claim shall be paid in full in Cash on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit or by procuring back-up letters of credit. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors' obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly filed liens and/or security interests.

                  10.2 PROFESSIONAL CLAIMS.

                           (A) FINAL FEE APPLICATIONS. All final requests for
payment of Professional Claims and Key Ordinary Course Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and Key Ordinary Course Professional Claims shall be determined by the Bankruptcy Court.

                           (b) PAYMENT OF INTERIM AMOUNTS. Subject to the
Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and Key Ordinary Course Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals and Key Ordinary Course Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors, counsel for the Statutory Committees. Within forty-five (45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional.

                           (c) HOLDBACK AMOUNT. On the Effective Date, the
Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims and Key Ordinary Course Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

                           (d) POST-EFFECTIVE DATE RETENTION. Upon the Effective
Date, any requirement that Professionals or Key Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals and Key Ordinary Course Professionals in the ordinary course of business.

                  10.3 SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3),
(4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court on or before the forty-fifth (45th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors, and the Plan Investors, and the Statutory Committees and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

                  10.4 OTHER ADMINISTRATIVE CLAIMS. All other requests for payment of an Administrative Claim (other than as set forth in Articles 10.2 or 10.3 of this Plan) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit N, with the Claims Agent and served on counsel for the Debtors and the Plan Investors no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Article 10.3 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval, subject to review by the Post-Confirmation Committee. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims/Interests Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors in the ordinary course of business.

                                   ARTICLE XI

                              KMART CREDITOR TRUST

                  11.1 APPOINTMENT OF TRUSTEE. The Trustee for the Kmart Creditor Trust shall be designated by the Unsecured Creditors' Committee, subject to the approval of the Bankruptcy Court and the consent of the Debtors, which consent shall not be unreasonably withheld. The Trustee shall be independent of the Debtors. The Unsecured Creditors' Committee shall file a notice on a date that is not less than ten (10) days prior to the Confirmation Hearing designating the Person who it has selected as Trustee and seeking approval of such designation. The Person designated as Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code. If approved by the Bankruptcy Court, the Person so designated shall become the Trustee on the Effective Date. The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement.

                  11.2 TRANSFER OF TRUST ASSETS TO THE KMART CREDITOR TRUST.

                           (a) On the Effective Date, the Debtors shall transfer
and shall be deemed to have irrevocably transferred to the Kmart Creditor Trust, for and on behalf of the beneficiaries of the Trust, with no reversionary interest in the Debtors, the Trust Assets (subject to any obligation of the Kmart Creditor Trust to repay any amounts as set forth in this Article); provided, however, that nothing herein is intended to transfer all or any portion of any Retained Action to the Kmart Creditor Trust.

                           (b) Upon such transfer, the Debtors, the Disbursing
Agent and the Reorganized Debtors shall have no other further rights or obligations with respect thereto. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Trustee reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Kmart Creditor Trust to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and this Plan, and the Debtors and the Reorganized Debtors shall cooperate with the Trustee and the Trust Advisory Board with respect to access to all work product developed during the stewardship investigation, as more specifically set forth in the Trust Agreement; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this Article. The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' business operations.

                  11.3 THE KMART CREDITOR TRUST.

                           (a) Without any further action of the directors or
shareholders of the Debtors, on the Effective Date, the Trust Agreement, substantially in the form of Exhibit L to this Plan, shall become effective. The Trustee shall accept the Kmart Creditor Trust and sign the Trust Agreement on the Effective Date and the Kmart Creditor Trust will then be deemed created and effective.

                           (b) Interests in the Kmart Creditor Trust shall be
uncertificated and shall be non-transferable except upon death of the interest holder or by operation of law. Holders of interests in the Kmart Creditor Trust shall have no voting rights with respect to such interests. The Kmart Creditor Trust shall have a term of three (3) years from the Effective Date, without prejudice to the rights of the Trust Advisory Board to extend such term conditioned upon the Kmart Creditor Trust's not then becoming subject to the Exchange Act. The terms of the Trust may be amended by the Trustee or the Debtors to the extent necessary to ensure that the Trust will not become subject to the Exchange Act.

                           (c) The Trustee shall have full authority to take any
steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate Trust Assets, to administer the Other Unsecured Claim Senior Note and Other Unsecured Claim Cash Payment Amount (including pursuant to a services agreement with the Reorganized Debtors), to make distributions therefrom in accordance with the provisions of this Plan and, if authorized by majority vote of those members of the Trust Advisory Board authorized to vote, to pursue and settle any Trust Claims. Upon such assignment, the Trustee, on behalf of the Kmart Creditor Trust, will assume and be responsible for all of the Debtors' responsibilities, duties, and obligations with respect to the subject matter of the assignments, and the Debtors, the Disbursing Agent, and the Reorganized Debtors will have no further rights or obligations with respect thereto.

                           (d) All costs and expenses associated with the
administration of the Kmart Creditor Trust, including those rights, obligations and duties described in this Plan, shall be the responsibility of and paid by the Kmart Creditor Trust. Notwithstanding the preceding sentence, on the Effective Date, the Reorganized Debtors shall contribute $5 million to the Kmart Creditor Trust to be utilized to pay the costs and expenses associated with the administration of the Kmart Creditor Trust.

                           (e) The Trustee may retain such law firms, accounting
firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

                           (f) For federal income tax purposes, it is intended
that the Kmart Creditor Trust be classified as a liquidating trust under section 301.7701-4 of the Procedure and Administration Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Kmart Creditor Trust.

                           (g) The Trustee shall be responsible for filing all
federal, state and local tax returns for the Kmart Creditor Trust. The Trustee shall provide to holders of interests in the Kmart

Creditor Trust with copies of annual, audited financial statements, with such copies to be made available on an Internet website to be maintained by the Trustee and notice of which shall be given by the Trustee to such interest holders.

                  11.4 THE TRUST ADVISORY BOARD.

                           (a) The Trust Advisory Board shall be comprised of
three (3) members, two (2) of which shall be designated by the Unsecured Creditors' Committee, and one (1) of which shall be designated by the Financial Institutions' Committee. The Unsecured Creditors' Committee and the Financial Institutions' Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing; provided, however, that if said Committees fail to file and give such notice, Kmart shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Kmart Creditor Trust. Members of the Trust Advisory Board shall be entitled to compensation in accordance with the Trust Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board. Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board and their compensation to the extent provided for in the Trust Agreement shall be payable by the Kmart Creditor Trust.

                           (b) In the case of an inability or unwillingness of
any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

                           (c) Upon the certification by the Trustee that all
Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

                           (d) The Trust Advisory Board shall, by majority vote,
approve all settlements of Trust Claims which the Trustee or any member of the Trust Advisory Board may propose, provided, however, that (i) no member of the Trust Advisory Board may cast a vote with respect to any Trust Claim to which it is a party; and (ii) the Trustee may seek Bankruptcy Court approval of a settlement of a Trust Claim if the Trust Advisory Board fails to act on a proposed settlement of such Trust Claim within thirty (30) days of receiving notice of such proposed settlement by the Trustee or as otherwise determined by the Trustee.

                           (e) The Trust Advisory Board may, by majority vote,
authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

                           (f) The Trust Advisory Board may remove the Trustee
in its discretion. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee. The successor Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code.

                           (g) Notwithstanding anything to the contrary in this
Plan, neither the Trust Advisory Board nor any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trust Advisory Board determines not to consult with its counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Advisory Board, or its members and/or designees.

                           (h) The Trust Advisory Board shall govern its
proceedings through the adoption of by-laws, which the Trust Advisory Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of this Plan.

                  11.5 DISTRIBUTIONS OF TRUST ASSETS. Distributions of the Trust Recoveries to Claimholders and Interestholders in accordance with their interests in the Kmart Creditor Trust as set forth in this Plan shall be made at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that the Trustee shall not be required to make any such semiannual distribution in the event that the aggregate proceeds and income available for distribution to such Claimholders is not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to economically distribute monies. The Trustee will make continuing efforts to prosecute or settle the Trust Claims, make timely distributions, and not unduly prolong the duration of the Kmart Creditor Trust.

                                   ARTICLE XII

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

                  12.1 REVESTING OF ASSETS. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders, provided, however, that (i) the Trust Claims shall be transferred to the Kmart Creditor Trust pursuant to
Article 11.2 of this Plan and (ii) Qualifying Real Estate shall remain property of the Estate of the Debtor that owns such Qualifying Real Estate. The Responsible Officer of the Estates of such Debtors shall have full authority to dispose of the Qualifying Real Estate consistent with procedures approved by the Bankruptcy Court and sections 363 and 365 of the Bankruptcy Code. All liens and security interests, if any, in the Qualifying Real Estate shall remain intact and attach to the net proceeds therefrom to the same extent, validity, and relative priority as existed on the Effective Date, and all proceeds remaining in the Estates of such Debtors after satisfaction of all Allowed Secured Claims, if any, shall be transferred to the New Operating Company. As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and Confirmation Order.

                  12.2 DISCHARGE OF THE DEBTORS. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the Effective Date occurring.

                  12.3 COMPROMISES AND SETTLEMENTS. In accordance with Article
9.6 of this Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Article 11.1 of this Plan, without the need for further approval of the Bankruptcy Court.

                  12.4 RELEASE BY DEBTORS OF CERTAIN PARTIES. Pursuant to
section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided for in the Plan, including Section 12.10, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases. The Reorganized Debtors, the Kmart Creditor Trust, and any newly-formed entities that will be continuing the Debtors' businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release any of the Debtors or the Plan Investors or their Affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

                  12.5 RELEASE BY HOLDERS OF CLAIMS AND INTERESTS. ON THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED FOR IN THE PLAN, INCLUDING
ARTICLE 12.10, (A) EACH PERSON THAT VOTES TO

ACCEPT THIS PLAN; (B) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR) THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST, AS APPLICABLE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW HOLDING COMPANY COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN (EACH, A "RELEASE OBLIGOR"), SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OR INTEREST OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION; PROVIDED, HOWEVER, THAT THIS ARTICLE 12.5 SHALL NOT RELEASE ANY RELEASED PARTY FROM ANY CAUSE OF ACTION EXISTING AS OF THE EFFECTIVE DATE, BASED ON (I) THE INTERNAL REVENUE CODE OR OTHER DOMESTIC STATE, CITY OR MUNICIPAL TAX CODE, (II) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (III) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, OR (IV) SECTIONS 1104-1109 AND 1342(D) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

                  12.6 SETOFFS. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

                  12.7 SUBORDINATION RIGHTS. Except as otherwise specifically provided for in the Plan (including with respect to the subordination provisions of all documents pertaining to the Trust Preferred Securities, which such provisions shall be specifically enforced), all Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against or Interests in the Debtors, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Claimholders or Interestholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claimholder or Interestholder by reason of any subordination rights or otherwise, so that each Claimholder and Interestholder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

                  12.8 EXCULPATION AND LIMITATION OF LIABILITY. Except as otherwise specifically provided for in this Plan, the Debtors, the Reorganized Debtors, the Statutory Committees, the members of the Statutory Committees in their capacities as such, the DIP Lenders in their capacities as such, the DIP Agent in its capacity as such, the Plan Investors in their capacities as such, the Prepetition Lenders in their capacities as such, and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or

Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors' Chapter 11 Cases, negotiation and filing of this Plan, filing the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Notwithstanding any other provision of this Plan, no Claimholder or Interest holder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release any of the Debtors or this Plan Investors or their Affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

                  12.9 INDEMNIFICATION OBLIGATIONS. Except as specifically provided otherwise in this Plan, in satisfaction and compromise of the Indemnitees' Indemnification Rights: (a) all Indemnification Rights, except (i) those based upon any act or omission arising out of or relating to any Indemnitee's service with, for, or on behalf of any of the Debtors on or after the Petition Date who remain in the Debtors' service as of the Effective Date, and (ii) those held by any Indemnitee who served in the Chapter 11 Cases as of the commencement of the Disclosure Statement Hearing as the Debtors' respective officers, directors, or employees and/or serve in such capacities (or similar capacities) after the Effective Date (the "Continuing Indemnification Rights"), shall be released and discharged on and as of the Effective Date, provided that the Indemnification Rights excepted in subparts (i) and (ii) shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases; (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to purchase and maintain director and officer insurance providing coverage for those Indemnitees currently covered by such policies for a period of two years after the Effective Date, and also agree to purchase tail coverage under policies in existence as of the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person's service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage"); (c) the insurers who issued the Insurance Coverage are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

                  12.10 LIMITATION ON RELEASES/EXCULPATION. Notwithstanding anything in this Plan to the contrary, no provision of this Plan or of the Confirmation Order, including, without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party, that otherwise is liable under theories of vicarious or other derivative liability, or that is or becomes the subject of a Trust Claim.

                  12.11 INJUNCTION. The satisfaction, release, and discharge pursuant to this Article XI shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

                                  ARTICLE XIII

                              CONDITIONS PRECEDENT

                  13.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 13.3 of this Plan:

                           (a) The Bankruptcy Court shall have approved by Final
Order a Disclosure Statement with respect to this Plan in form and substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Investors.

                           (b) The Confirmation Order shall be in form and
substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Investors.

                  13.2 CONDITIONS TO THE EFFECTIVE DATE. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 13.3 of this Plan:

                           (a) The Reorganized Debtors shall have entered into
the New Kmart Exit Financing Facility and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

                           (b) All conditions precedent to the funding
obligations under the Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Investment Agreement shall have occurred.

                           (c) The Reorganized Debtors shall have entered into
the documents evidencing the Trade Vendors' Lien and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

                           (d) The Bankruptcy Court shall have entered one or
more orders (which may include the Confirmation Order) authorizing the assumption of unexpired leases and executory contracts by the Debtors as contemplated by Article 8.1 of this Plan.

                           (e) The Confirmation Order shall have been entered by
the Bankruptcy Court and shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

                           (f) Each Exhibit, document or agreement to be
executed in connection with this Plan shall be in form and substance reasonably acceptable to the Debtors.

                  13.3 WAIVER OF CONDITIONS TO CONFIRMATION OR CONSUMMATION. The conditions set forth in Articles 13.1 and 13.2 of this Plan may be waived, in whole or in part, by the Debtors, after consultation with the Plan Investors and the Creditor's Committees, without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

                  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among others, the following matters:

                           (a) to hear and determine pending motions for (i) the
assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

                           (b) to adjudicate any and all adversary proceedings,
applications and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or this Plan, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests and all controversies and issues arising from or relating to any of the foregoing;

                           (c) to adjudicate any and all disputes arising from
or relating to the distribution or retention of the New Holding Company Common Stock or other consideration under this Plan;

                           (d) to ensure that distributions to Allowed
Claimholders and Allowed Interestholders are accomplished as provided herein;

                           (e) to hear and determine any and all objections to
the allowance or estimation of Claims and Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

                           (f) to enter and implement such orders as may be
appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

                           (g) to issue orders in aid of execution,
implementation, or consummation of this Plan;

                           (h) to consider any modifications of this Plan, to
cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                           (i) to hear and determine all applications for
allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

                           (j) to determine requests for the payment of Claims
entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

                           (k) to hear and determine disputes arising in
connection with the interpretation, implementation or enforcement of this Plan or the Confirmation Order including disputes arising under agreements, documents or instruments executed in connection with this Plan;

                           (l) to hear and determine all suits or adversary
proceedings to recover assets of any of the Debtors and property of their Estates, wherever located;

                           (m) to hear and determine matters concerning state,
local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                           (n) to hear any other matter not inconsistent with
the Bankruptcy Code;

                           (o) to hear and determine all disputes involving the
existence, nature or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                           (p) to hear and determine disputes arising in
connection with the interpretation, implementation or enforcement of the Kmart Creditor Trust;

                           (q) to enter a final decree closing the Chapter 11
Cases; and

                           (r) to enforce all orders previously entered by the
Bankruptcy Court.

Notwithstanding anything contained herein to the contrary, the Bankruptcy Court retains exclusive jurisdiction to hear and determine disputes concerning Retained Actions and Trust Claims and any motions to compromise or settle such disputes. Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Reorganized Debtors or the Kmart Creditor Trust chooses to pursue any Retained Action or Trust Claim (as applicable) in another court of competent jurisdiction, the Reorganized Debtors or the Kmart Creditor Trust (as applicable) will have authority to bring such action in any other court of competent jurisdiction.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

                  15.1 BINDING EFFECT. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interest holders, other parties-in-interest and their respective heirs, successors, and assigns.

                  15.2 MODIFICATION AND AMENDMENTS. The Debtors may alter, amend or modify this Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of this Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, any Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

                  15.3 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  15.4 COMMITTEES/RESPONSIBLE OFFICER/QUALIFYING REAL ESTATE.. Effective on the Effective Date, the Statutory Committees shall dissolve automatically, whereupon their members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims, requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases, and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order. The Professionals retained by the Statutory Committees and the respective members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date. This Section shall apply for all purposes and with respect to all Debtors and their respective Estates under the Plan, including with respect to any Debtor that owns Qualifying Real Estate that will remain in the Estate of such Debtor under the Plan until final disposition thereof, provided, however, that the Bankruptcy Court shall retain jurisdiction over the Responsible Officer and may impose such requirements with respect to the continued monitoring of the Estate of any such Debtor, including the imposition of supplemental fee application requirements with respect to any professionals of the Responsible Officer.

                  15.5 POST-CONFIRMATION COMMITTEE. On the Effective Date, there shall be formed a Post-Confirmation Committee (the "Post-Confirmation Committee") with its duties limited to: overseeing the general unsecured claims reconciliation and settlement process conducted by or on behalf of the Reorganized Debtors; formulating with the Reorganized Debtors appropriate procedures for the settlement of claims; overseeing (i) the establishment, (including the determination of the amount of New

Holding Company Common Stock to be withheld) and (ii) the maintenance of, the Distribution Reserve; overseeing the distributions to the holders of Prepetition Note Claims and Trade Vendor/Lease Rejection Claims under the Plan; to appear before and be heard by the Bankruptcy Court and other courts of competent jurisdiction in connection with the above limited duties; and such other matters as may be agreed upon between the Reorganized Debtors and the Post-Confirmation Committee or specified in this Plan. The Post-Confirmation Committee shall consist of three (3) members, with two (2) of such members to be appointed by the Unsecured Creditors' Committee, and one (1) member to be appointed by the Financial Institutions' Committee, that may adopt by-laws governing its conduct. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Post-Confirmation Committee as and when the Reorganized Debtors and the Post-Confirmation Committee may reasonably agree upon. The Post-Confirmation Committee may employ, without further order of the Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Reorganization Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Post-Confirmation Committee, including reasonable professional fees, in the ordinary course without further order of the Court.

                  15.6 REVOCATION, WITHDRAWAL OR NON-CONSUMMATION.

                           (A) RIGHT TO REVOKE OR WITHDRAW. Each of the Debtors
reserves the right to revoke or withdraw this Plan with respect to such Debtor at any time prior to the Effective Date.

                           (B) EFFECT OF WITHDRAWAL, REVOCATION OR
NON-CONSUMMATION. If any of the Debtors revokes or withdraws this Plan as to such Debtor prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan with respect to such Debtor or Debtors (including the fixing or limiting to an amount certain any Claim or Class of Claims with respect to such Debtor or Debtors), the assumption or rejection of executory contracts or leases effected by this Plan with respect to such Debtor or Debtors, and any document or agreement executed pursuant to this Plan with respect to such Debtor or Debtors shall be null and void as to such Debtor or Debtors. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against such Debtor or Debtors or any other Person, to prejudice in any manner the rights of any such Debtor or Debtors, the holder of a Claim or Interest, or any Person in any further proceedings involving such Debtor or Debtors or to constitute an admission of any sort by the Debtors or any other Person.

                  15.7 NOTICES. Any notice required or permitted to be provided to the Debtors or Statutory Committees, or the Plan Investors, shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:                             If to the Unsecured Creditors' Committee:

Kmart Corporation                              Otterbourg, Steindler, Houston & Rosen P.C.
3100 West Big Beaver Road                      230 Park Avenue
Troy, Michigan  48084                          New York, New York  10169
Attention:        General Counsel              Attention:    Scott L. Hazan, Esq.
                                                             Glenn B. Rice, Esq.

with a copy to:                                If to the Financial Institutions' Committee:

Skadden, Arps, Slate, Meagher &                Jones, Day, Reavis & Pogue
   Flom (Illinois)                             77 West Wacker Drive
333 West Wacker Drive, Suite 2100              Chicago, Illinois  60601
Chicago, Illinois  60606-1285                  Attention:    Paul E. Harner, Esq.
Attention:    John Wm. Butler, Jr., Esq.                     Roy C. Schrock, Esq.
              Eric J. Ivester, Esq.

If to the Equity Committee:                    If to the Plan Investors

Goldberg, Kohn, Bell, Black,                   Wachtell, Lipton, Rosen & Katz
     Rosenbloom & Moritz, Ltd.                 51 West 52nd Street
55 East Monroe Street                          New York, New York  10019
Suite 3700                                     Attention:  Scott K. Charles, Esq.
Chicago, Illinois  60603
Attention:    Randall L. Klein, Esq.

If to the Prepetition Agent:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York  10017
Attention:  Peter V. Pantaleo, Esq.


              15.8 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

              15.9 GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Michigan shall govern the construction and implementation of this Plan, any agreements, documents and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control), and, with respect to Debtors incorporated in Michigan, corporate governance matters. Corporate governance matters relating to Debtors not incorporated in Michigan shall be governed by the laws of the state of incorporation of the applicable Debtor.

              15.10 NO WAIVER OR ESTOPPEL. Each Claimholder or Interest holder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Statutory Committees and/or their counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

                  15.11 CONFLICTS. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of the Plan shall govern.

Dated:   January 24, 2003
         Chicago, Illinois

                               Respectfully submitted,


                               KMART CORPORATION AND THE
                               DEBTOR AFFILIATES



                               By:   /s/ Julian C. Day
                                     -------------------------------------------
                                     Julian C. Day
                                     Chief Executive Officer of Kmart
                                     Corporation and authorized signatory for
                                     each of the other Debtors


John Wm. Butler, Jr.
J. Eric Ivester
Mark A. McDermott
Samuel S. Ory
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM (ILLINOIS)
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606-1285
(312) 407-0700


ATTORNEYS FOR KMART CORPORATION
AND THE DEBTOR AFFILIATES

                                                                       EXHIBIT A

                      FORM OF CERTIFICATE OF INCORPORATION
                       AND BY-LAWS OF NEW HOLDING COMPANY






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT B

                      FORM OF CERTIFICATE OF INCORPORATION
                      AND BY-LAWS OF NEW OPERATING COMPANY






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT C

                      FORM OF CERTIFICATE OF INCORPORATION
                    AND BY-LAWS OF OTHER REORGANIZED DEBTORS






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                     EXHIBIT D-1

                        EXIT FINANCING FACILITY AGREEMENT






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                     EXHIBIT D-2

                    EXIT FINANCING FACILITY COMMITMENT LETTER



                            PREVIOUSLY FILED BY KMART

                                                                       EXHIBIT E

                              INVESTMENT AGREEMENT


                                 SEE EXHIBIT 4.1

                                                                       EXHIBIT F

                     SUMMARY OF MANAGEMENT COMPENSATION PLAN






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT G

                      FORM OF REGISTRATION RIGHTS AGREEMENT






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT H

                        RESTRUCTURING TRANSACTION NOTICE






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT I

                   CORPORATE STRUCTURE OF REORGANIZED DEBTORS






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT J

                            LIST OF RETAINED ACTIONS






                     TO BE FILED BY THE EXHIBIT FILING DATE


                   THE DEBTORS AND THEIR STATUTORY COMMITTEES
                CURRENTLY ARE NEGOTIATING TO WHAT EXTENT, IF ANY,
                 AND UNDER WHAT CIRCUMSTANCES, AVOIDANCE ACTIONS
                     WILL BE RETAINED ON THE EFFECTIVE DATE

                                                                       EXHIBIT K

            POST-EFFECTIVE DATE TRADE VENDORS' LIEN PROGRAM DOCUMENTS






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT L

                     FORM OF KMART CREDITOR TRUST AGREEMENT






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                     EXHIBIT M-1

                LIST OF ASSUMED INTERCOMPANY EXECUTORY CONTRACTS
                        AND INTERCOMPANY UNEXPIRED LEASES






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                     EXHIBIT M-2

                       LIST OF EMPLOYEE-RELATED AGREEMENTS






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                     EXHIBIT M-2

             LIST OF OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT N

                        ADMINISTRATIVE CLAIM REQUEST FORM






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                                                       EXHIBIT O

                        OTHER UNSECURED CLAIM SENIOR NOTE






                     TO BE FILED BY THE EXHIBIT FILING DATE